                                                                EXHIBIT 2.1




                            DATED 12 SEPTEMBER 1997



                         SCHRODER UK BUY-OUT FUND III
                              TRUST I AND OTHERS


                                      and


                              WATERS CORPORATION

                                      and


                        WATERS TECHNOLOGIES CORPORATION


                    _______________________________________

                           AGREEMENT FOR THE SALE AND

                         PURCHASE OF MICROMASS LIMITED
                    _______________________________________

                                    CONTENTS

CLAUSE

1.    Interpretation
2.    Sale and purchase
3.    Conditions
4.    Completion
5.    Warranties
6.    Further undertakings by the Managers
7.    Employment Contracts
8.    Buyer's Warranties
9.    Announcements
10.   Competition
11.   Costs
12.   General
13.   Entire Agreement
14.   Assignment
15.   Notices
16.   Governing law and jurisdiction
17.   Exclusivity
18.   Specific Performance
19.   Access
20.   Further Assistance
21.   Counterparts
22.   Effect of Completion

SCHEDULE

1.    Sellers and Shareholdings
2.    Information about the Company and the Subsidiary Undertakings
3.    Items for delivery by the Sellers at Completion
4.    Warranties
5.    Warranty Limitations
6.    Property
7.    Registered Intellectual Property Rights

AGREED FORM DOCUMENTS

Employment contract(s)
Certificates of Title
Security Powers of Attorney

Letters of resignation from directors
Acknowledgments from directors regarding outstanding claims
Management Stock Acquisition Agreements
Promissory Notes
Letter of engagement with KPMG
Bankers' Trust commitment letter
Deed of Covenant by the Optionholders
Opinion of letter from Kirkland & Ellis

THIS AGREEMENT is made on 12 September 1997

BETWEEN:

(1) THE SEVERAL PERSONS whose names and addresses are set out in schedule 1 (the "SELLERS"); and

(2) WATERS CORPORATION a company incorporated in Delaware ("WATERS") and WATERS TECHNOLOGIES CORPORATION ("TECHNOLOGIES"), a company incorporated in Delaware each of whose registered offices are at 34 Maple Street, Milford, Massachusetts 01757, (collectively the "BUYER").

THE PARTIES AGREE as follows:

1.    INTERPRETATION
1.1   In this Agreement:

      "ACCOUNTS" means individual accounts (as that term is used in section 226 of the Act) of the Company, Micromass UK Limited and Micromass International Limited and the Group's group accounts (as that term is used in section 227 of the Act) and cash flow statement for the financial year ended on 31 December 1996 and the six months ended on the Last Accounting Date, the auditors' reports on those accounts and the directors' report for that year copies of which are attached to the Disclosure Letter;

      "ADDITIONAL WARRANTY" means a statement contained in Part II of schedule 4 and "Additional Warranties" means all those statements;

      "ACT" means the Companies Act 1985;

      "BUSINESS DAY" means a day other than a Saturday or Sunday or public holiday in England and Wales;

      "BUYER'S GROUP UNDERTAKING" means the Buyer, a subsidiary undertaking or parent undertaking for the time being of the Buyer or a subsidiary undertaking for the time being of a parent undertaking of the Buyer and from Completion includes, for the avoidance of doubt, each Group Company;

      "BUYER'S SOLICITORS" means Kirkland & Ellis at Citicorp Center, 153 East 53rd Street, New York, New York 10022-4675;

      "CERTIFICATES" means the certificates of title, in the agreed form, to be given by the Sellers' Solicitors to the Buyer;

      "CHANGE OF CONTROL PAYMENTS" means all payments, other than payment of the consideration to which any Seller or any person connected to any Seller is entitled to receive as a result of the sale and purchase of the Shares;

      "COMPANY" means Micromass Limited, a company incorporated in England and Wales (registered number 3139987), whose registered office is at Floats Road, Wythenshawe, Manchester M23 9LZ;

      "CONNECTED" means as defined in section 839 of the Taxes Act except that in construing such section control has the meaning given by section 840 or section 416 of that Act so that there is control whenever either section 840 or 416 requires;

      "COMPLETION" means completion of the sale and purchase of the Shares in accordance with this Agreement;

      "COMPLETION DATE" means the day of Completion as determined by clause
      4.1;

      "DISCLOSURE LETTER" means the letter from the Managers to the Buyer in relation to the Warranties having the same date as this Agreement;

      "EMPLOYMENT CONTRACTS" means contracts in the agreed form between the Company and each of the Managers and contracts in the agreed form between the Company and the Optionholders;

      "ENCUMBRANCE" means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third-party right or interest, other encumbrance or security interest of any kind, or another type of arrangement (including, without limitation, a title transfer or retention arrangement) having similar effect;

      "FIRST GROUP MANAGERS" means those persons whose names and addresses are set out in Part I of schedule 1;

      "GROUP" means the Company and each Subsidiary Undertaking;

      "GROUP COMPANY" means the Company or a Subsidiary Undertaking and "GROUP COMPANIES" means all such entities;

      "INDEBTEDNESS" means all indebtedness of the Group Companies, including, without limitation, (i) all obligations of any of the Group Companies for borrowed money or evidenced by bonds, debentures, notes, overdrafts, letters of credit or other similar instruments, (ii) obligations as lessee under capital leases, (iii) obligations to pay the deferred purchase price of property or services, except amounts payable arising in the ordinary course of business, (iv) all debts of parties (other than Group Companies) guaranteed or otherwise supported by any of the Group Companies or secured by an Encumbrance on any of the assets of any of the Group Companies, (v) all amounts owed by any of the Group Companies to any person connected with any of the Group Companies, (vi) any Change of Control Payments, and
      (vii) any interest, principal, prepayment penalty, fees, or expenses in respect of those items listed in (i) to (vi);

      "INTELLECTUAL PROPERTY" means:

      (a) patents, trade marks, service marks, registered designs, applications for any of those rights, trade and business names, unregistered trade marks and service marks (including any registrations or applications for registration thereof), copyrights, know-how, rights in designs, inventions, trade secrets and proprietary software;

      (b) the sui generis right for the maker of a database to prevent extraction or re-utilisation or both of the whole or a substantial part of the contents of that database, as described in Directive 96/9/EC on the legal protection of databases;

      (c) rights under licences, consents, orders, statutes or otherwise in relation to a right in paragraphs (a) and (b); and

      (d) rights of the same or similar effect or nature as or to those in paragraphs (a), (b) and (c),

      in each case in any jurisdiction;

      "INTELLECTUAL PROPERTY RIGHTS" means all Intellectual Property used or owned by a Group Company in, or in connection with, its business;

      "LAST ACCOUNTING DATE" means 30 June 1997;

      "MANAGERS" means together the First Group Managers and the Second Group Managers;

      "MANAGERS' REPRESENTATIVES" means Robert Williams and Norman Lynaugh or such replacement representatives as the majority of the Managers may nominate and of which the Buyer is notified in writing signed by such majority;

      "MANAGEMENT STOCK ACQUISITION AGREEMENTS" means the agreements in the agreed form between Waters and certain of the Managers;

      "OPTIONHOLDERS" means Robert Bordeli, John Hoyes, Iain Monks, A J Gilbert, Martin Green, Mark McDowall, Jeffrey Brown, James Speakman, David Varley, Zenon Palcz, Clive Haines, Peter Nixon, Jeremy Hart, Stephen Curbishley and Andrew Peters;

      "PROMISSORY NOTES" means the letter of credit supported loan notes to be constituted by an instrument, in the agreed form, to be executed by Technologies on or prior to Completion;

      "PROPERTY" means the property or properties details of which are set out in schedule 6 and includes an individual property and a part of an individual property;

      "RELEVANT CLAIM" means a claim by the Buyer involving or relating to or arising out of any breach of clause 5.1;

      "RESTRICTED STOCK" means the common stock of Waters that will not have been registered under the Securities Act of 1933, as amended, and which will be subject to vesting provisions set out in the Management Stock Acquisition Agreements (all certificates in respect of Restricted Stock bearing a legend to that effect);

      "SECOND GROUP MANAGERS" means those persons whose names and addresses are set out in Part II of schedule 1;

      "SELLERS' SOLICITORS" means Clifford Chance of 200 Aldersgate Street, London, EC1A 4JJ;

      "SHARES" means 419,348 fully-paid "A" Ordinary Shares of 1p each, 416,667 "B" Ordinary Shares of 1p each 520,833 "B" Redeemable Ordinary Shares of 1p each, 205,652 C Deferred Shares of 1p each and 6,188,110 Preference Shares of 1p each comprising (together with any C Redeemable Shares of 1p each issued prior to Completion) the whole of the issued share capital of the Company on a fully diluted basis including all options and other securities convertible or exchangeable into shares;

      "SUBSIDIARY UNDERTAKING" means a subsidiary undertaking of the Company listed in schedule 2 and "SUBSIDIARY UNDERTAKINGS" means all those subsidiary undertakings;

      "TAX" and "TAXATION" means any form of taxation, levy, duty, charge, contribution or impost of whatever nature (including any related fine, penalty, surcharge or interest) imposed by any local, municipal, governmental, state, federal or other fiscal, revenue, customs or excise authority, body or official anywhere in the world including, without limitation, the Inland Revenue and H.M. Customs & Excise;

      "TAXES ACT" means the Income and Corporation Taxes Act 1988;

      "UNRESTRICTED STOCK" means the common stock of Waters that will not have been registered under the Securities Act 1933, as amended, which will be issued pursuant to Regulation S of the Securities Act 1933, as amended, (all certificates in respect of Unrestricted Stock bearing a legend to that effect);

      "US ACCOUNTS" means the audited financial statements for Micromass Inc. for the twelve months ended on 31 December 1996 and the six months ended 30 June 1997;

      "US GAAP" means United States generally accepted accounting principles as in effect at today's date and at the Completion Date;

      "WARRANTY" means a statement contained in Part I of schedule 4 and "WARRANTIES" means all those statements.

1.2   In this Agreement, a reference to:

      1.2.1 a "SUBSIDIARY UNDERTAKING" or "PARENT UNDERTAKING" is to be construed in accordance with section 258 of the Act and a "SUBSIDIARY" or "HOLDING COMPANY" is to be construed in accordance with section 736 of the Act;

      1.2.2 a document in the "AGREED FORM" is a reference to a document in a form approved and for the purposes of identification signed by or on behalf of the Buyer's Solicitors and the Sellers' Solicitors;

      1.2.3 a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time before the date of this Agreement and any subordinate legislation made under the statutory provision before the date of this Agreement;

      1.2.4 a person includes a reference to a body corporate, association or partnership;

      1.2.5 a person includes a reference to that person's legal personal representatives and successors; and

      1.2.6 a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause or paragraph of or schedule to this Agreement.

      1.3    The headings in this Agreement do not affect its interpretation.

      1.4 A reference in schedule 4 to a person's knowledge, information, belief or awareness is deemed to mean their own actual knowledge, information, belief or awareness without their having made further enquiry or having imputed knowledge.

      2.     SALE AND PURCHASE

      2.1 Each of the Sellers, except for Micromass Employee Share Scheme Limited, agrees to sell with full title guarantee those Shares set opposite his or its name in schedule 1 and each right attaching to the Shares at or after the date of this Agreement (save for the right in the case of the "C" Deferred shares to receive a dividend declared on 11 September 1997), free of any Encumbrance and Waters and Technologies respectively agree to buy 25.1% and 74.9% of the same.

             Micromass Employee Share Scheme Limited agrees to procure that the Optionholders will agree to sell with full title guarantee the 30,000 "A" Ordinary shares it holds and each right attaching to such shares at or after the date of this Agreement, free of any Encumbrance and Waters and Technologies respectively agree to buy 25.1% and 74.9% of the same.

      2.2 The aggregate purchase price of the Shares is (Pounds)109,000,000 to be satisfied by:

             2.2.1 in the case of the "A" Ordinary shares of 1p each, "C" Deferred shares of 1p each and any "C" Redeemable shares of 1p each held by a Seller, the payment of the cash amount and the issue of Loan Notes and, subject to clause 4.6, the Unrestricted Stock and Restricted Stock notified to the Buyer in writing at today's date;

             2.2.2 the payment of (Pounds)46,392,380 in the aggregate for the 416,667 "B" Ordinary shares of 1p each, the 520,833 "B" Redeemable shares of 1p each and the 6,188,110 Preference shares of 1p each

             For the avoidance of doubt nothing in this clause 2.2 shall, subject to clause 4.6, oblige the Buyer to pay more than (Pounds)94,358,020 or issue more than the aggregate amount of Unrestricted Stock, Restricted Stock and Loan Notes notified by the Sellers pursuant to this clause 2.2.

             Furthermore in the event the Shares sold pursuant to this Agreement fail to include any shares of the Company or any other securities convertible or exchangeable into Shares, it is the express understanding among the Buyer and the Sellers that the Sellers shall adjust the consideration per share among all of the Shares and the Sellers agree that the Buyer shall have no liability to any other holders of Shares.

        2.3 The Buyer shall not be obliged to complete the purchase of any of the Shares unless the Sellers complete the sale of all of the Shares simultaneously, and if the Buyer, in its sole discretion, elects to purchase some of the Shares if not all of the Shares are tendered then the completion of the purchase of some of the Shares shall not affect the rights of the Buyer with respect to its rights to the other Shares.

        2.4 Each of the Sellers whose names are set out in Part III of schedule 1 separately confirms that its obligations under this Agreement constitute valid and binding obligations on it in accordance with the terms of this Agreement.

        2.5 The Managers acknowledge that they will following Completion have no further right, title or interest in the shares currently held by Micromass Employee Share Scheme Limited.

        2.6  The Buyer undertakes to keep the notifications pursuant to clause
             2.2 confidential unless required to disclose them by law or regulation of the Securities Exchange Commission.

3.    CONDITIONS

3.1 Completion is conditional on the following conditions being satisfied or in the case of the conditions set out in clauses 3.1.3 to 3.1.6 waived by the Buyer on or before the date set for Completion pursuant to clause 4.1:-

      3.1.1 the expiry or early termination of all applicable waiting periods under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976;

      3.1.2 the delivery to the Buyer of the Group's group accounts for the 12 months ended on 31 December 1996 and the 6 months ended on 30 June 1997 and the auditors' reports and the directors' reports on those accounts which shall show profit and loss, a cashflow statement and a balance sheet as at the period end, in each case reconciled to US GAAP and prepared in accordance with SEC Rule 3-05 of Regulation S-X and a letter of engagement between the Company and KPMG in the agreed form;

      3.1.3 there having been no material adverse change in the Group from 30 June 1997 and it having a net cash position (and for these purposes the monies spent in redeeming 4,623,768 Preference shares of 1p each in the Company, any associated Advance Corporation Tax, and the obligation to pay up to (Pounds)170,000 auditor's fees shall be deemed to be cash held by the Group and shall not be deemed a material adverse change);

      3.1.4 all conditions set out in the commitment letter from Bankers' Trust to the Buyer, in the agreed form, being satisfied or waived and the funds to be made available to the Buyer pursuant to that letter becoming available to the Buyer;

      3.1.5 there being no matter arising after the date of this Agreement which would give rise to a Relevant Claim in respect of which, having regard to the limitations set out in schedule 5, any of the Managers would be liable if the Warranties and the Additional Warranties were to be repeated immediately before Completion;

      3.1.6  there having been no material breach of the provisions of clauses
             5.8 and 17.

3.2 The Buyer shall make all reasonable efforts to achieve satisfaction of the condition set out in clause 3.1.1 and its best endeavours, to the extent that such matters are under its control, to achieve satisfaction of the conditions set out in clause 3.1.4 as soon as possible before 2.30pm (London Time) on 23 September 1997.

3.3 The Managers shall make all reasonable efforts to achieve satisfaction of the conditions set out in clauses 3.1.1, 3.1.2, 3.1.5 and 3.1.6 as soon as possible before 2.30pm (London Time) on 23 September 1997 provided that in the case of clauses 3.1.5 and 3.1.6 the Managers shall not be obliged to incur any personal cost or liability.

3.4 If at any time any of the Sellers or the Buyer becomes aware of a fact or circumstances that might prevent a condition set out in clause 3.1 being satisfied it shall immediately inform the other party.

3.5 If a condition set out in clause 3.1 has not been satisfied and in the case of conditions set out in clauses 3.1.3 to 3.1.6 has not been waived by the Buyer by 2.30pm (London Time) on 23 September 1997, the Buyer will on that date, by written notice to the Sellers;

      3.5.1  waive the condition; or

      3.5.2  terminate this Agreement.

3.6 If the Buyer terminates this Agreement pursuant to clause 3.5.2 each party's further rights and obligations cease immediately on termination (provided that clauses 9 and 11 shall both survive), but termination does not affect a party's accrued rights and obligations at the date of termination.

4.    COMPLETION

4.1 Subject to clause 3, Completion shall take place at the office of the Sellers' Solicitors at 2.30pm (London Time) on 23 September 1997.

4.2 At Completion each of the Sellers shall deliver to the Buyer each item specified in paragraphs 1 and 2 of schedule 3 duly executed by him or it and shall procure the delivery to the Buyer of each of the other items specified in schedule 3.

4.3 The Sellers shall ensure that at, on or prior to Completion the Company's directors hold a meeting of the board of directors of the Company at which the directors:

      4.3.1 vote in favour of the registration of the Buyer or its nominee(s) as member(s) of the Company in respect of the Shares (subject to the production of properly stamped transfers);

      4.3.2 change the Company's registered office to a place designated by the Buyer;

      4.3.3 appoint Philip Taymor and John Nelson as directors of the Company with effect from the end of the meeting;

      4.3.4 accept Carl Parker's and Henry Simon's resignations as directors of the Company with immediate effect;

      4.3.5 revoke each existing mandate given by the Company for the operation of its bank accounts and pass the resolutions contained in new mandate(s) giving authority to persons nominated by the Buyer; and

      4.3.6 approve and authorise the Company's execution of the Employment Contracts.

4.4 The Sellers shall ensure that, immediately after the board meeting referred to in clause 4.3:

      4.4.1 any meeting of the board of directors of a Subsidiary Undertaking that the Buyer may require is held; and

      4.4.2 any meeting held pursuant to clause 4.4.1 deals with any matter referred to in clause 4.3 that the Buyer may require.

4.5   At Completion:

      4.5.1 Technologies shall pay 74.9% of the cash stated in clause 2.2 to the Sellers' Solicitors' account with Midland Bank plc, Poultry & Princess Street EC2P 2BX:

             Sort Code: 40-05-30
             Account Name Clifford Chance: Client Account
             Account Number:  2318 1499;

      4.5.2 Technologies shall issue the Loan Notes to which each Seller is entitled;

      4.5.3 Waters shall allot and issue the amounts of Unrestricted Stock and Restricted Stock notified pursuant to clause 2.2, subject always to clause 4.6;

      4.5.4 Waters shall pay 25.1% of the cash stated in clause 2.2 to the account specified in clause 4.5.1.

      The Sellers irrevocably authorise the Sellers' Solicitors to receive the cash referred to in clause 4.5.1 on behalf of the Sellers and payment to them will be good discharge to the Buyer which will not be further concerned as to the application of the moneys so paid.

4.6 If the average closing price of Common Stock of $0.01 of the Buyer as announced on the composite transactions page of The Wall Street Journal for the period (if any) ending 2 trading days before the Completion Date and starting today's date (the "AVERAGE PRICE") is greater or less than the average of the closing of Waters Stock on 9th, 10th and 11th September 1997 (the "Base Price") then the amount of Unrestricted and Restricted Stock to be issued by Waters as consideration hereunder shall be adjusted using the following formula:-

      Revised number        =    Number of relevant amount of Stock set out in

      of the relevant Stock      Schedule 1 x the Base Price and then divided by
                                 the Average Price

      Provided always that the number of Unrestricted and Restricted Stock calculated as set out above will never be less than 90% or more than 110% of the relevant number of Stock set out in schedule 1.

      No fractional Unrestricted or Restricted Stock shall be issued to any Seller, but in lieu thereof cash shall be paid to the relevant Seller.

      For the purposes of this clause 4.6 "trading day" shall mean a day upon which shares can be traded on The New York Stock Exchange.

4.7 In the event of Completion occurring on any date other than 30 September 1997 the date of Completion shall be 30 September for the purposes of the financial statements to be prepared as at 30 September 1997.

4.8 If prior to Completion Regulation S of the Securities Act of 1933 is amended so that Unrestricted Stock can not be freely transferred in the United States of America following 40 days of its issue then the Managers who would otherwise be having Unrestricted Stock issued to them shall instead be entitled at their election to receive cash in respect of their shares, calculated on the same basis as they would have received cash if they had so elected at today's date.

5.    WARRANTIES

5.1 The Managers jointly and severally warrant to the Buyer that each Warranty and Additional Warranty is true and accurate. Without prejudice to the meaning of the foregoing sentence in the case of the Second Group Managers each of the Warranties shall be deemed to be given only insofar as that individual is aware of the facts and matters which are the subject of that Warranty. Each of the Warranties are separate and independent representations and the Buyer shall have a separate claim and right of action in respect of every breach provided always that the Buyer shall not be entitled to recover twice for loss arising from the same breach.

5.2 Subject to clause 5.3, if a Warranty is untrue or inaccurate whether or not that Warranty also constitutes a misrepresentation which the Buyer relied on in entering this Agreement:

      5.2.1 the Buyer's only remedy in respect of the Warranty is in damages for breach of clause 5.1 (which may include reasonable legal fees if so awarded by a competent Court);

      5.2.2 the Sellers (including, for the avoidance of doubt, the Managers) are not liable (in equity or tort, under the Misrepresentation Act 1967 or in any other way) in respect of the misrepresentation save in damages for breach of clause 5.1; and

      5.2.3 except as set out in clause 3.5, the Buyer may not terminate or rescind this Agreement as a result of breach of the Warranty or the misrepresentation.

5.3 Clause 5.2 does not affect the Sellers' liability or the Buyer's rights or remedies in respect of a fraudulent misrepresentation.

5.4 The Warranties are qualified by reference to any matter or thing which is fairly disclosed in this Agreement, or is fairly disclosed in the Disclosure Letter or in any of the documents annexed to the Disclosure Letter.

5.5 Each Warranty is to be construed independently and (except where this Agreement provides otherwise) is not limited by a provision of this Agreement or another Warranty.

5.6 Save for any claims in respect of any breach of the warranties or any delay in the discovery of such breach, arising as a result of fraud, schedule 5 operates to limit or exclude, as the case may be, the Managers' liability for Relevant Claims. Provided always that the limitation contained in paragraph 3 of schedule 5 shall continue to apply in respect of all Managers except those guilty of such fraud.

5.7 The Managers waive any right which they may have in respect of a misrepresentation, inaccuracy or omission in or from information or advice supplied or given by a Group Company or a director, officer or employee of a Group Company for the purpose of assisting the Managers to make a representation, give a Warranty or prepare the Disclosure Letter and the Managers undertake to the Buyer not to bring any claim to enforce any such right.

5.8 Between the execution of this Agreement and Completion the Managers shall ensure that each Group Company shall (unless the Buyer otherwise consents):

      5.8.1 not create, allot, issue, acquire, repay or redeem any share or loan capital or agree, arrange or undertake to do any of those things or acquire or agree to acquire, an interest in a corporate body, association or partnership;

      5.8.2 operate its business only in the ordinary course of business (consistent with past custom and practice in the previous year) and so as to maintain that business as a going concern;

      5.8.3 not acquire or dispose of, or agree to acquire or dispose of, an asset except in the usual course of its business (consistent with past custom and practice since 30 March 1996) or assume or incur, or agree to assume or incur, a liability, obligation or expense (actual or contingent) except in the usual course of its business;

      5.8.4 not declare, pay or make a dividend or distribution or make any other payment to any Seller or person connected with a Seller save for a payment by way of remuneration or repayment of expenses in the ordinary course of business;

      5.8.5  not pass a shareholders' resolution;

      5.8.6 not create, or agree to create, an Encumbrance over the Property or another asset or redeem, or agree to redeem, an existing Encumbrance over the Property or another asset;

      5.8.7 not amend the terms of employment or engagement (except in the usual course of business) of a Manager or provide or agree to provide a gratuitous payment or benefit to a Manager (or any of their dependants);

      5.8.8 not start litigation or arbitration proceedings save that this shall not apply in relation to the litigation matters disclosed in the Disclosure Letter;

      5.8.9 not compromise, settle, release, discharge or compound litigation or arbitration proceedings or a liability, claim, action, demand or dispute, or waive a right in relation to litigation or arbitration proceedings save that this shall not apply in relation to the litigation matters disclosed in the Disclosure Letter;

      5.8.10 conduct its business in all material respects in accordance with all applicable legal and administrative requirements in any jurisdiction;

      5.8.11 not enter into an agreement, arrangement or obligation (legally enforceable or not) in which the Sellers or a person connected with any of them is interested; and

      5.8.12 not authorise or agree to take any of the foregoing action.

      Provided that nothing in this clause 5.8 shall prevent the issue of C Redeemable Shares in the Company or the execution of the Employment Contracts.

5.9 The Warranties and the Additional Warranties shall be deemed to be repeated immediately before Completion as if made at such time. Between execution of this Agreement and Completion the Managers shall notify the Buyer if any of them becomes aware of a fact or circumstance which would constitute a breach of clause 5.1. Provided that for the avoidance of doubt this clause shall only give the Buyer the right to terminate this Agreement for the non-fulfilment of the condition in clause 3.1.5 and it shall not give the right to bring an action in damages against the Managers unless they knowingly breach the obligation to notify set out in this clause.

6.    FURTHER UNDERTAKINGS BY THE MANAGERS

6.1 For a period ending on the earlier, in the case of each Manager, of the date upon which that Manager ceases to be employed by the Company (save as a result of the Manager voluntarily resigning) and the third anniversary of Completion, in the case of any First Group Manager, or the second anniversary of Completion, in the case of any Second Group Manager, the Managers separately undertake not to directly or indirectly:

      6.1.1 operate, or be engaged, concerned or interested in, or assist, a business which competes, directly or indirectly, with a business of a Group Company as operated at the date of this Agreement in a territory in which the business is operated at that date, whether alone or jointly with, through or as manager, adviser, consultant or agent for another person; or

      6.1.2 solicit the custom of any customer of a Group Company in the 12 months prior to Completion with respect to goods competitive with those manufactured by any Group Company immediately prior to Completion; or

      6.1.3 solicit or endeavour to entice any person who during the period of twelve months prior to Completion was an employee of any Group Company likely (in the reasonable opinion of the Buyer) to be in possession of confidential information relating to, or able to influence the customer connection of the Group, to leave the service or employment of any Group Company; or

      6.1.4 do or say anything which is harmful to a Group Company's reputation or which may lead a person to cease to deal with a Group Company on substantially equivalent terms to those previously offered or at all; or

6.2 The Managers separately undertake not to directly or indirectly disclose, use or fail to maintain the confidentiality of any non-public information belonging to any Group Company immediately prior to Completion save as would otherwise be permitted pursuant to clause 9.2.

6.3 Each restriction in clauses 6.1 and 6.2 constitutes an entirely independent restriction on each of the Managers.

6.4 Each undertaking contained in this clause 6 is and shall be construed as separate and severable and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade or unenforceable in whole or in part for any reason, the remaining undertakings, or parts thereof (as appropriate), shall continue to bind the Managers.

6.5 If any undertaking contained in this clause 6 is found to be void but would be valid if the period of application were reduced or if some part of the undertaking were deleted, the undertaking in question shall apply with such modification as may be necessary to make it valid and effective.

7.    EMPLOYMENT CONTRACTS

7.1 It is acknowledged by each of the Managers that as part of the sale and purchase of the Shares each Manager will be required (without any further payment) to enter into an Employment Contract which includes a provision that the Group Company which employs him can upon his employment ceasing require him not to take alternative employment for one year after such termination provided that the relevant Group Company pays him (in addition to any other statutory amount to which he may be entitled on termination) an amount equal to the amount of his net remuneration (including, on a pro rata basis, the annual performance related bonus to which he would be entitled) received for the year prior to the date of such termination.

7.2 The Buyer undertakes to each Manager that during the period of 3 years from Completion it will cause the relevant Group Companies to maintain a compensation structure for the Managers a significant portion of which shall be based on the performance of the business and which shall result in target pay in each calendar year not less than the 1997 target pay set out in Annex 22 to the Disclosure Letter.

8.    BUYER'S WARRANTIES

8.1 Waters and Technologies warrant that neither they or their advisers are aware of any matter, fact or circumstances which gives rise to a breach of any of the Additional Warranties.

8.2 Waters and Technologies warrant that their obligations under this Agreement, the Promissory Notes and Management Stock Acquisition Agreements will be enforceable in accordance with the terms of the relevant agreement.

9.    ANNOUNCEMENTS

9.1 Subject to clause 9.2, no party may, before or after Completion, make or send a public announcement, communication or circular concerning the transactions referred to in this Agreement unless it has first obtained the written consent of the Buyer, Robert Williams and Carl Parker, which may not be unreasonably withheld or delayed.

9.2 Clause 9.1 does not apply to a public announcement, communication or circular:

      9.2.1 required by law or a regulation of a stock exchange (including for the avoidance of doubt the filing of accounts in respect of the Group with the Securities and Exchange Commission), if the party required to make or send it has, if practicable, first consulted and taken into account the reasonable requirements of the other party; or

      9.2.2 made or sent by the Buyer after Completion to a customer, client, supplier or employee of any Group Company informing it of the Buyer's purchase of the Shares; or

      9.2.3  which is in an agreed form at today's date.


10.   COMPETITION

      If there are provisions of this Agreement (or of an agreement or arrangement of which it forms part) by virtue of which particulars of this Agreement (or of an agreement or arrangement of which it forms part) are, at the date of this Agreement, required to be furnished to the Director General of Fair Trading under the Restrictive Trade Practices Acts 1976 and 1977 those provisions do not take effect until the day after those particulars have been furnished.

11.   COSTS

      Except where this Agreement provides otherwise, the Sellers on the one hand and the Buyer on the other hand shall pay their own respective costs relating to the negotiation, preparation, execution and performance by it of this Agreement and of each document referred to in it.

12.   GENERAL

12.1 A variation of this Agreement is valid only if it is in writing and signed by or on behalf of the Buyer, Robert Williams and each of the Sellers listed in Part III of schedule 1.

12.2 The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

13.   ENTIRE AGREEMENT

13.1 This Agreement constitutes the entire agreement among the parties, and supersedes any previous agreements between the parties relating to the subject matter.

13.2 The Buyer acknowledges that it has not relied on or been induced to enter into this Agreement by a representation other than those set out in this Agreement.

13.3 None of the Sellers is liable to the Buyer (in equity, contract or tort, under the Misrepresentation Act 1967 or in any other way) for a representation that is not set out in this Agreement.

13.4 Clause 13 does not affect the Sellers' liability in respect of a fraudulent misrepresentation.

14.   ASSIGNMENT

      A party may not assign or transfer or purport to assign or transfer any of its rights or obligations under this Agreement, provided that on or prior to Completion, the Buyer may either assign all of its rights under this Agreement to any Buyer's Group Undertaking or the Buyer may assign the benefit of this Agreement to its lenders as collateral security provided always that the Buyer shall remain liable to perform its obligations hereunder notwithstanding any such assignment.

15.   NOTICES

15.1 A notice or other communication under or in connection with this Agreement shall be in writing and shall be delivered personally or sent by first class (or air mail if overseas) post pre-paid recorded delivery to the party due to receive the notice or communication, at its address set out in this Agreement or another address specified by that party by written notice to the other.

15.2 In the absence of evidence of earlier receipt, a notice or other communication is deemed given:

      15.2.1 if delivered personally, when left at the address referred to in clause 15.1;

      15.2.2  if sent by mail except air mail, two days after posting it; and

      15.2.3  if sent by air mail, six days after posting it;

16.   GOVERNING LAW AND JURISDICTION

16.1  This Agreement is governed by English law.

16.2 The courts of England have exclusive jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this

      Agreement (respectively, "PROCEEDINGS" and "DISPUTES") and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England.

16.3 All parties irrevocably waive any objection which they might at any time have to the courts of England being nominated as the forum to hear and decide any Proceedings and to settle any Disputes and agree not to claim that the courts of England are not a convenient or appropriate forum.

16.4 Process by which any Proceedings are begun in England may be served on the Sellers by being delivered either in accordance with clause 15 or, in the case of the Buyer, to the Managing Director at Floats Road, Wythenshawe, Manchester, M23 9LE with a copy to the Chief Financial Officer at the Buyer who is irrevocably authorised to accept service on behalf of the Buyer. Nothing contained in clause 16.4 affects the right to serve process in another manner permitted by law.

17.   EXCLUSIVITY

      The Sellers agree not, prior to the Completion Date, directly or indirectly through any connected person or adviser to enter into any discussion, negotiation, agreement or arrangement with any person except the Buyer or its subsidiaries, their employees and advisers with respect to a sale of a Group Company (whether by way of sale of shares or the sale of substantially all of the assets of a Group Company or by merger, tender offer or otherwise).

18.   SPECIFIC PERFORMANCE

      The Managers acknowledge that damages would not be an adequate remedy for a breach of this Agreement and that the Buyer is entitled to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach.

19.   ACCESS

      The Managers shall allow the Buyer and its employees reasonable access to the Property and to the Managers provided that nothing in this clause shall oblige the Managers to reveal trade secrets or information of a confidential nature. The Buyer agrees to keep all confidential information so received confidential and to comply with the terms of a confidentiality undertaking entered into with Micromass Limited in respect of such information.

20.   FURTHER ASSISTANCE

20.1 The Managers will use their reasonable endeavours to procure the release, at Completion, of securities held by Bank of Scotland plc and Barclays Bank plc over the Group Companies' assets and provide details which would be sufficient to enable the redemption of debt and all forward exchange and swap contracts at the option of the Buyer, provided that nothing shall oblige any of them to pay any sum of money or incur any personal liability to obtain such release.

20.2 It is acknowledged by the Managers and the Buyer that financial statements in respect of the Group have to be filed with the Securities and Exchange Commission in respect of the 9 months ending 30 September 1997 within 75 days of Completion.

21.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same document.

22.   EFFECT OF COMPLETION

      The terms of this Agreement (insofar as not performed at Completion and subject as specifically otherwise provided in this Agreement) shall continue in force after and notwithstanding Completion. In particular, without limitation, the remedies of the Buyer in respect of any breach of clause 5.1 shall continue to subsist notwithstanding Completion.

                                   SCHEDULE 1
                      THE SELLERS AND THEIR SHAREHOLDINGS
                                     PART I
                              FIRST GROUP MANAGERS


========================================================================
NAME AND ADDRESS                    NO. OF "A"      NO. OF     MAXIMUM
                                 ORDINARY SHARES     "C"      LIABILITY
                                                   DEFERRED
                                                    SHARES
========================================================================

Robert Williams                      40,000        15,930     1,663,914
Deneside
17 Withdean Road, Brighton,
Sussex
BN1 5BL
------------------------------------------------------------------------
Robert Williams and                  14,130             0       420,367
Valerie Warren as
Trustees of
Williams Childrens
Trust (address as
above)
------------------------------------------------------------------------
Robert Williams and Valerie           8,480             0       252,279
Warren as Trustees of the
Valerie Warren Life Interest
Trust (address as above)
------------------------------------------------------------------------
Norman Lynaugh                       78,540             0     2,336,560
56 Ivydene Court Pickenham
Close Macclesfield,
Cheshire  SK11 8XF
------------------------------------------------------------------------
Tony Hickson                              0        28,560       849,658
14 Connaught Square London
W2 2HG
------------------------------------------------------------------------
Bob Bateman                          14,280        14,280       849,658
15 Lynton Close Knutsford,
Cheshire WA16 8BH
========================================================================

=======================================================================
NAME AND ADDRESS                    NO. OF "A"      NO. OF     MAXIMUM
                                 ORDINARY SHARES     "C"      LIABILITY
                                                   DEFERRED
                                                    SHARES
=======================================================================
Paul Robinson                        11,560        17,000       849,658
75 Pickmere Lane Wincham,
Northwich, Cheshire CW9 6EB
=======================================================================

                                    PART II

========================================================================
NAME AND ADDRESS                    NO. OF "A"       NO. OF     MAXIMUM
                                 ORDINARY SHARES      "C"      LIABILITY
                                                   DEFERRED
                                                    SHARES
========================================================================

Gerard Van Der Laan                        28,560           0    849,658
Irene Laan 23
3781 V H Voorthizen
The Netherlands
------------------------------------------------------------------------
John Race                                  14,280      14,280    849,658
19 Summerfields Village Court
Ringstead Drive Wilmslow
Cheshire SK9 2TF
------------------------------------------------------------------------
John Dunstan                               28,560           0    849,658
30 Mossley Road
Ashton under Lyne
Lancs OL6 9RX
------------------------------------------------------------------------
John Bill                                  15,708      12,852    849,658
207 Crewe Road Sandbach
Cheshire CW11 4PZ
------------------------------------------------------------------------
Brian Green                                 5,712      22,848    849,658
18 Kenilworth Road
Sale
Cheshire  M33 5FB
------------------------------------------------------------------------
Tim Riley                                  28,560           0    849,658
3552 Creekside Drive Ann
Arbour Michigan 48105, USA
------------------------------------------------------------------------
Peter Bott                                  8,568       5,712    424,829
14 Pear Tree Drive Wincham
Northwich
Cheshire CW11 4PZ
========================================================================

========================================================================
NAME AND ADDRESS                    NO. OF "A"      NO. OF     MAXIMUM
                                 ORDINARY SHARES     "C"      LIABILITY
                                                   DEFERRED
                                                    SHARES
==========================================================================
Chris Porter                               10,710       3,570    424,829
30 Ridgeway
Lawton
Warrington
Cheshire
------------------------------------------------------------------------
Mark Wright                                14,280           0    424,829
29 Crouchley Lane
Lymm
Cheshire  WA13 OAS
------------------------------------------------------------------------
Tim Davis                                   2,856      11,424    424,829
Beech Cottage
Alderley Road
Mottram St Andrew Cheshire
------------------------------------------------------------------------
Philip Tatterton                           14,280           0    424,829
43 Brookside Avenue Poynton,
Cheshire
------------------------------------------------------------------------
Charles Smith                               2,142      12,138    424,829
6 Reedmere Walk
Comberbach
Northwich
Cheshire CW9 6BZ
------------------------------------------------------------------------
Malcolm Owens                                 780      13,500    424,829
18 Derwent Avenue
Chorlton cum Hardy
Manchester M21 2QP
------------------------------------------------------------------------
Philip McCurry                              2,856      11,424    424,829
14 Aylesbury Close
Knutsford
Cheshire WA16 8AE
========================================================================

========================================================================
NAME AND ADDRESS                    NO. OF "A"      NO. OF     MAXIMUM
                                 ORDINARY SHARES     "C"      LIABILITY
                                                   DEFERRED
                                                    SHARES
========================================================================

Stuart Jarvis                               3,570      10,710    424,829
90 Shakespeare Crescent
Eccles
Manchester  M30 0PE
------------------------------------------------------------------------
Jeremy Batt                                 2,856      11,424    424,829
1 New Cottages
Hatton Lane
Hatton
Cheshire  WA4 4DB
------------------------------------------------------------------------
Torlief Lavold                             14,280           0    424,829
Trastvagen 7
S-18275 Stocksund
Sweden
------------------------------------------------------------------------
Stefan Krolik                              14,280           0    424,829
2492 Tarpan Heights
St Lazare
Quebec J7T ZAI
------------------------------------------------------------------------
Patrick Turner                              9,520           0    283,219
61 Altrincham Road
Wilmslow
Cheshire SK9 5NH
========================================================================

                                    PART III


==============================================================================
NAME AND ADDRESS             NO OF "A"    NO. OF     NO. OF B      NO. OF
                             ORDINARY      "B"      REDEEMABLE   PREFERENCE
                              SHARES    ORDINARY      SHARES       SHARES
                                         SHARES
==============================================================================

Micromass Employee              30,000           0            0            0
Share Scheme
Limited
c/0 Micromass
Limited
------------------------------------------------------------------------------
SUK                                  0     158,954      198,693    2,360,706
BOF III
Nominees
Limited
------------------------------------------------------------------------------
SUK                                  0      31,087       38,859      461,687
III Nominees
Limited
------------------------------------------------------------------------------
SUK BOF                              0     100,918      126,146    1,498,774
III Nominees
Limited
------------------------------------------------------------------------------
SUK                                  0       1,330        1,662       19,746
III Nominees
Limited
------------------------------------------------------------------------------
SUK VF IV                            0      74,627       93,284    1,108,318
Nominee Limited
------------------------------------------------------------------------------
Schroder Venture Managers
Inc                                  0      31,446       39,307      467,014
------------------------------------------------------------------------------
Schroder Venture Managers
Inc                                  0       6,987        8,735      103,781
------------------------------------------------------------------------------
Codan Trust
Company Limited                      0      11,069       13,836      164,389
==============================================================================

==============================================================================
NAME AND ADDRESS             NO OF "A"    NO. OF     NO. OF B      NO. OF
                             ORDINARY      "B"      REDEEMABLE   PREFERENCE
                              SHARES    ORDINARY      SHARES       SHARES
                                         SHARES
==============================================================================

Schroder Venture Managers
Limited                              0         249          311        3,695

==============================================================================

                                  SCHEDULE 2
                         INFORMATION ABOUT THE COMPANY
                        AND THE SUBSIDIARY UNDERTAKINGS

PART I:  THE COMPANY

MICROMASS LIMITED


1.  Authorised Share Capital    (Pounds)125,863.64 divided into 419,348 "A"
                                Ordinary Shares of 1p each, 416,667 "B" Ordinary
                                Shares of 1p each, 520,833 "B" Redeemable
                                Ordinary Shares of 1p each, 205,652 "C" Deferred
                                Shares of 1p each, 211,364 "C" Redeemable Shares of 1p each and 10,812,500 Preference Shares of 1p each.

2.  Issued share capital:       419,348 "A" Ordinary Shares of 1p each, 416,667
                                "B" Ordinary Shares of 1p each, 520,833 "B"
                                Redeemable Ordinary Shares of 1p each, 205,652
                                "C" Deferred Shares of 1p each and 6,188,110
                                Preference Shares of 1p each.

3.  Directors:                  Norman Lynaugh
                                Robert Williams
                                Tony Hickson
                                Robert Bateman
                                Paul Robinson
                                Carl Parker
                                Henry Simon

4.  Secretary:                  Paul Robinson

5.  Accounting reference date:  31 December

6.  Auditors:                   KMPG

PART II:  THE SUBSIDIARY UNDERTAKINGS
MICROMASS UK LIMITED

1.  Registered number:                          3162904

2.  Date of incorporation:                      22 February 1996

3.  Place of incorporation:                     England and Wales

4.  Address of registered office:               Floats Road, Wythenshawe,
                                                Manchester M23 9LZ

5.  Type of company:                            Private Limited Company

6.  Authorised share capital:                   (Pounds)1,100,000 divided into
                                                1,100,000 shares of (Pounds)1
                                                each

7.  Issued share capital:                       (Pounds)1,100,000 divided into
                                                1,100,000 shares of (Pounds)1
                                                each

8.  Percentage owned by the Company
      (* denotes indirect ownership):           100%*

9.  Directors:                                  Robert Bateman
                                                John Bill
                                                John Dunstan
                                                Brian Green
                                                Tony Hickson
                                                Norman Lynaugh
                                                John Race
                                                Tim Riley
                                                Paul Robinson
                                                Gerard Van Der Laan
                                                Robert Williams

10. Secretary:                                  Paul Robinson

11.  Accounting reference date:                 31 December

12.  Auditors:                                  KMPG

MICROMASS INTERNATIONAL LIMITED

1.  Registered number:                          3123043

2.  Date of incorporation:                      7 November 1995

3.  Place of incorporation:                     England and Wales

4.  Address of registered office:               Floats Road, Wythenshawe,
                                                Manchester M23 9LZ

5.  Type of company:                            Private Limited Company

6.  Authorised share capital:                   (Pounds)1,600,000 divided into
                                                1,600,000 shares of (Pounds)1
                                                each

7.  Issued share capital:                       1,600,000 shares of (Pounds)1
                                                each

8.  Percentage owned by the Company
      (* denotes indirect ownership):           100%

9.  Directors:                                  Robert Williams
                                                Norman Lynaugh

10. Secretary:                                  Paul Robinson

11. Accounting reference date:                  31 December

12. Auditors:                                   KMPG

MICROMASS, INC

1.  Registered number:                          04-3305506

2.  Date of incorporation:                      1 March 1996

3.  Place of incorporation:                     The Commonwealth of
                                                Massachusetts, USA

4.  Address of registered office:               100 Cummings Center, Ste 407N
                                                Beverly MA 01915-6101

5.  Type of company:                            Corporation

6.  Authorised share capital:                   200,000 shares

7.  Issued share capital:                       3,044 shares

8.  Percentage owned by the Company
      (* denotes indirect ownership):           100%*

9.  Directors:                                  Robert Williams
                                                Timothy Riley

10. Secretary:                                  Susan Holleran

11. Accounting reference date:                  31 December

12. Auditors:                                   KPMG Peat Marwick LLP

MICROMASS CANADA INC

1.  Registered number:                          323621-8

2.  Date of incorporation:                      3 March 1996

3.  Place of incorporation:                     Canada

4.  Address of registered office:               Suite 605, 1000 St John's Road,
                                                Pointe Clare, Quebec  H9R 5P1

5.  Type of company:                            Limited

6.  Authorised share capital:                   C$625,000

7.  Issued share capital:                       C$625,000

8.  Percentage owned by the Company
      (* denotes indirect ownership):           100%*

9.  Directors:                                  Stafan Krolik, Robert A
                                                Williams, Claude Bourdorrous

10. Secretary:                                  Diane Huguenin

11. Accounting reference date:                  31 December

12. Auditors:                                   N/A

MICROMASS BV

1.  Registered number:                          32063035 Chamber of Commerce,
                                                Hilversum

2.  Date of incorporation:                      20 December 1979

3.  Place of incorporation:                     Weesp, Holland

4.  Address of principal place of business:     Flevolaan 9, 1382 JX Weesp

5.  Type of company:                            Besloten Vennootschap

6.  Authorised share capital:                   NLG 600,000

7.  Issued share capital:                       NLG 200,000

8.  Percentage owned by the Company
      (* denotes indirect ownership):           100%*

9.  Directors:                                  Gerard Van der Laan
                                                Robert Williams

10. Secretary:                                  None

11. Accounting reference date:                  31 December

12. Auditors:                                   KPMG, Amersfoort

MICROMASS GMBH

1.  Registered number:                          HRB 1970

2.  Date of incorporation:                      12 August 1996

3.  Place of incorporation:                     Frankfurt, Germany

4.  Address of registered office:               Am Franweld 8, D-65510
                                                Idstein, Germany

5.  Type of company:                            Gesellschaft mit beschrankker
                                                Haftung

6.  Authorised share capital:                   N/A

7.  Issued share capital:                       DM 50.000

8.  Percentage owned by the Company
      (* denotes indirect ownership):           100%*

9.  Directors:                                  Board of Directors:
                                                Gerard P van der Laan
                                                Robert A Williams

10. Secretary:                                  N/A

11. Accounting reference date:                  31 December

12. Auditors:                                   KPMG, Wiesbaden

MICROMASS A.G.

1.  Registered number:                          N/A

2.  Date of incorporation:                      14 January

3.  Place of incorporation:                     Sissach, Switzerland

4.  Address of registered office:               Ittingerstrasse 12, CH-4450
                                                Sissach, Switzerland

5.  Type of company:                            Aktiengesellschaft (AG)

6.  Authorised share capital:                   None

7.  Issued share capital:                       CHF 100,000

8.  Percentage owned by the Company
      (* denotes indirect ownership):           100%*

9.  Directors:                                  Robert Williams
                                                Gerard van der Laan

10. Secretary:                                  Gerard van der Laan is allowed
                                                to sign for the company

11. Accounting reference date:                  31 December

12. Auditors:                                   Controlla Revisions AG,
                                                Fravenfeld

MICROMASS SARL

1.  Registered number:                          R.C.S. Lyon B 404 852 402

2.  Date of incorporation:                      19 April 1996

3.  Place of incorporation:                     Paris, France (followed by a
                                                transfer to Villeurbanne (Lyon)

4.  Address of registered office:               16 rue de Brosses, Villeurbannne
                                                (F.691000)

5.  Type of company:                            Limited with a single
                                                shareholder

6.  Authorised share capital:                   FrF 50,000

7.  Issued share capital:                       FrF 50,000

8.  Percentage owned by the Company
      (* denotes indirect ownership):           100%*

9.  Directors:                                  Robert Williams
                                                Gerard Van der Laan

10. Secretary:                                  None

11. Accounting reference date:                  31 December 1996

12. Auditors:                                   KPMG (Lyon office)

MICROMASS A.B.

1.  Registered number:                          556514-9738

2.  Date of incorporation:                      13 August 1996

3.  Place of incorporation:                     Sweden

4.  Address of registered office:               Kemistvagen 17, 18334 Taby,
                                                Sweden

5.  Type of company:                            Aktiebolag

6.  Authorised share capital:                   SKR 50,000

7.  Issued share capital:                       SKR 50.000

8.  Percentage owned by the Company
      (* denotes indirect ownership):           100%

9.  Directors:                                  Board of Directors:
                                                Thorleif Lavold
                                                Gerard P van der Laan
                                                Robert A Williams

10. Secretary:                                  N/A

11. Accounting reference date:                  31 December

12. Auditors:                                   Wasberg Redovising AB, Bromma

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                                   SCHEDULE 3
                 ITEMS FOR DELIVERY BY THE SELLER AT COMPLETION

1. Executed transfer(s) in respect of 25.1% of each class of the Shares to Waters and 74.9% of each class of the Shares to Technologies and in both cases the share certificate(s) for the Shares.

2. Executed powers of attorney, in the agreed form, from each of the Managers in favour of the Buyer or its nominee(s) generally in respect of the Shares and which enables the Buyer or its nominee(s) to attend and vote at general meetings of the Company.

3. In relation to the companies which are registered in the United Kingdom the common seal (if any) of each Group Company and each register, minute book and other book required to be kept by each Group Company made up to the date of Completion and each certificate of incorporation and certificate of incorporation on change of name for each Group Company.

4. A letter, in the agreed form, executed as a deed from each present director and secretary of each Group Company in each case acknowledging that the writer has no claim against a Group Company for compensation for loss of office or otherwise and in the case of Henry Simon and Carl Parker resigning their respective office (with effect from the end of the meeting held pursuant to clause 4.3).

5.    The executed Employment Contracts.

6. A letter from Bank of Scotland plc and Barclays Bank plc agreeing the release and discharge of each guarantee and charge of each Group Company to Bank of Scotland plc and Barclays Bank plc securing any Indebtedness and releasing the Sellers' Solicitors from their undertaking to hold the title deeds to the Property upon the receipt of the amounts of money set out in that letter.

7. A deed executed by each of the Sellers terminating a shareholders agreement entered into between the Sellers and the Company dated 29 March 1996.

8.    The Certificates.

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9.    Deed of Covenant from the Optionholders in the agreed form.

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                                   SCHEDULE 4
                                     PART I
                                   WARRANTIES

1.    CAPACITY AND AUTHORITY
1.1   INCORPORATION AND EXISTENCE

      Each Group Company is a limited liability company or corporation incorporated in the relevant jurisdiction set out in schedule 2 has been in continuous existence since incorporation and in the case of Micromass Inc and Micromass Canada Inc. is in good standing.

1.2   RIGHT, POWER, AUTHORITY AND ACTION

1.2.1 Each of the Managers has the right, power and authority and has taken all action necessary to execute and deliver, and to exercise his rights and perform his obligations under, this Agreement and each document to be executed at or before Completion, and the First Group Managers are not aware of any impediment to the enforceability of any such agreements against any Seller.

1.2.2 Each Group Company has the right, power and authority to conduct its business as conducted at the date of this Agreement in any relevant jurisdiction in which it conducts its business.

1.3   BINDING AGREEMENTS

      Each of the Managers' obligations under this Agreement and each document he is to execute at or before Completion are, or when the relevant document is executed will be, enforceable in accordance with their terms.

2.    SHARES AND SUBSIDIARY UNDERTAKINGS
2.1   THE SHARES
2.1.1 The Shares comprise the whole of the Company's allotted and issued share capital, have been properly allotted and issued and are fully paid or credited as fully paid.

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2.1.2 There is no Encumbrance, and there is no agreement, arrangement or obligation to create or give an Encumbrance, in relation to any unissued shares in the capital of a Group Company. No Manager has received written notification from a person claiming to be entitled to an Encumbrance in relation to such shares.

2.1.3 Other than this Agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, transfer, redemption or repayment of, a share in the capital of a Group Company (including, without limitation, an option or right of pre-emption or conversion) or any right similar to a share which gives the holder the right to participate in any profits of a Group Company other than by reason of his employment.

2.2   SUBSIDIARY UNDERTAKINGS

2.2.1 The Company does not have and has never had a subsidiary undertaking other than the Subsidiary Undertakings. No Group Company has an interest in, nor has it agreed to acquire an interest in, a corporate body, association or partnership other than the Subsidiary Undertakings.

2.2.2 Each allotted and issued share in the capital of each Subsidiary Undertaking is legally and beneficially owned by a Group Company alone, has been properly allotted and issued and is fully paid or credited as fully paid.

2.2.3 There is no Encumbrance, and there is no agreement, arrangement or obligation to create or give an Encumbrance, in relation to a share or unissued share in the capital of a Subsidiary Undertaking. No Manager has received written notification from a person claiming to be entitled to an Encumbrance in relation to any of those shares and no Manager is aware of any such claim.

3.    ACCOUNTS

3.1 The Accounts show a true and fair view of the assets, liabilities and state of affairs of the Company, Micromass UK Limited and Micromass International Limited and the Group as at the Last Accounting Date and of the profits and losses of each Group Company and the Group for the financial period ended on the Last Accounting Date and have been prepared

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      in accordance with accounting principles generally accepted in the United
      Kingdom as in effect from time to time.

3.2   The US Accounts have been prepared in accordance with US GAAP.

3.3 So far as the Managers are aware the Accounts have not been affected by any extraordinary, exceptional or non-recurring item resulting in the profits for the periods covered being unusually high.

3.4 No Group Company is engaged in any financing (including, without prejudice to the generality of the foregoing, the incurring of any borrowing or any indebtedness in the nature of acceptances or acceptance credits) of a type which would not be required to be shown or reflected in the Accounts.

3.5 The audited Accounts for the six months ended 30 June 1997 have been prepared on a basis consistent with the basis upon which the accounts of the Group have been prepared in respect of the nine months ended 31 December 1996.

3.6 The Managers are not aware of any material inconsistencies between the basis upon which the Accounts were prepared and the basis upon which the management accounts for the financial periods from 31 December 1994 to 31 December 1995 (which are attached to the Disclosure Letter) have been prepared, other than as referred to in a report prepared by KPMG Audit plc dated 7 July 1997.

4.    CHANGES SINCE THE LAST ACCOUNTING DATE

4.1   GENERAL
      Since the Last Accounting Date:

      4.1.1 each Group Company's business has been operated in the usual way so as to maintain it as a going concern;

      4.1.2 so far as the Managers are aware no material adverse change has occurred in the financial or trading position of the Group;

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      4.1.3      so far as the Managers are aware no material adverse change has occurred in the assets and liabilities shown in the Accounts and there has been no reduction in the value of the net tangible assets of the Group on the basis of the valuations used in the Accounts.

4.2   SPECIFIC
      So far as the Managers are aware, since the Last Accounting Date:

      4.2.1 no Group Company has, other than in the usual course of its business (consistent with past custom and practice since 1 April 1996):

                 (a) acquired or disposed of, or agreed to acquire or dispose of an asset having a value exceeding (Pounds)50,000; or

                 (b) assumed or incurred, or agreed to assume or incur, a material liability, obligation or expense (actual or contingent);

      4.2.2      no Group Company has factored, sold or agreed to sell a debt;

      4.2.3 no Group Company has made, or agreed to make, capital expenditure exceeding in total (Pounds)50,000 (or its equivalent at the time) or incurred, or agreed to incur, a commitment or commitments involving capital expenditure exceeding in total (Pounds)50,000 (or its equivalent at the time);

      4.2.4 each Group Company's business has not been materially and adversely affected by the termination, or a change in the terms, of an important agreement or by the loss of a customer or supplier or by an abnormal factor not affecting similar businesses and there is no fact or circumstance which might have a material and adverse effect on a Group Company's business;

      4.2.5 no Group Company has declared, paid or made a dividend or distribution (including, without limitation, a distribution within the meaning of the Taxes Act) except, with respect to any distribution within the meaning of the Taxes Act, as provided in the Accounts;

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      4.2.6      no Group Company has changed its accounting reference period;

      4.2.7 no resolution of the shareholders of a Group Company has been passed;

      4.2.8 no Group Company has created, allotted, issued, acquired, repaid or redeemed share or loan capital, or made an agreement or arrangement or undertaken an obligation to do any of those things; and

      4.2.9 no Group Company has made any payment or distribution which would constitute compensation, a bonus or any similar form of remuneration to any Seller, person connected to any of the Sellers, director or employee of the Group Companies, except in respect of remuneration in the ordinary course of business.

5.    ASSETS

5.1   TITLE

      So far as the Managers are aware each asset included in the Accounts or acquired by a Group Company since the Last Accounting Date (other than stock disposed of in the usual course of business) is:

      (a) legally and beneficially owned by the Group Company free and clear of any Encumbrance;

      (b) where capable of possession, in the possession or under the control of the Group Company; and

      (c) in the case of plant and machinery, not unfit for its purpose having regard to its age and normal wear and tear.

5.2   HIRE PURCHASE AND LEASED ASSETS

      The Disclosure Letter sets out particulars of lease or hire, hire purchase, credit sale or conditional sale agreements to which a Group Company is a party and pursuant to which the annual liability of such Group Company in respect of any individual asset exceeds (Pounds)25,000.

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5.3   INTELLECTUAL PROPERTY

5.3.1 Part 1 of schedule 7 contains details of the registered Intellectual Property Rights and the Intellectual Property Rights for which applications for registration have been made. So far as the Managers are aware each Group Company owns all rights, title and interest to, or has the right to use pursuant to a valid and enforceable licence, all Intellectual Property necessary for the operation of the business of such Group Company as presently conducted, including without limitation the Intellectual Property Rights set out in Part I of schedule 7 free and clear of all Encumbrances.

5.3.2 All licences to a Group Company of Intellectual Property Rights which are both material and if not in writing of which the Managers are aware are listed in Part 2 of schedule 7.

5.3.3 Renewal fees payable in respect of the registered Intellectual Property Rights have been paid except as indicated in schedule 7 and none of the registered Intellectual Property Rights have lapsed or been cancelled in any jurisdiction in which it is registered.

5.3.4 So far as the Managers are aware no Group Company has received written notice of any civil, criminal, arbitration, administrative or other proceeding, dispute or claim in any jurisdiction concerning any of the Intellectual Property Rights and the use of the Intellectual Property Rights is not restricted by any undertaking given to any third party or to any court or regulatory body or order made by any court or regulatory body. No civil, criminal, arbitration, administrative or other proceeding or claim concerning any of the Intellectual Property Rights is to the knowledge of the Managers, pending or threatened. So far as the Managers are aware the conduct of the business of each Group Company does not infringe or conflict with any Intellectual Property of any third party and has not infringed or conflicted (so as to have a material adverse effect on the Group's business as a whole) with the Intellectual Property of any third party.

5.3.5 So far as the Managers are aware no Group Company has granted (other than in the ordinary course of business with respect to either implied licences that may accompany any Group Company's sales of products and their subsequent use or software licences) a licence, assignment or other material right in respect of any of the Intellectual Property Rights other than to a Group Company.

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5.3.6  So far as the Managers are aware no Group Company has been in breach of a material agreement relating to the use by a Group Company of Intellectual Property owned by another person.

5.3.7 No Group Company uses, or operates its business under, a name other than its corporate name.

5.3.8 So far as the Managers are aware, no written notice has been received by any of the Group Companies from any employee that such employee has a right or claim to compensation in respect of any of the Intellectual Property Rights.

5.3.9 The Group Companies have complied with the Data Protection Act 1984 in the operation of the business of the Group Companies and with any equivalent or similar legislation relating to the businesses of the Group Companies outside the United Kingdom.

5.3.10 All the records and systems (including but not limited to computer systems) and all data and information relating to the business of the Group Companies is recorded, stored, maintained or operated or otherwise held by the Group Companies and is not wholly or partly dependent upon any facilities which are not under the exclusive ownership or control of the Group Companies.

5.4    DEBTORS
       The Disclosure Letter sets out details of debts due to a Group Company as at 5/9/97 of more than (Pounds)250,000 which were more than 90 days overdue at that date.

5.5    SUFFICIENCY OF ASSETS

       So far as the Managers are aware, each Group Company owns, leases, possesses a valid licence or otherwise has the legal right to use all machinery, equipment, and other assets used by such Group Company in the conduct of its business as conducted on the Last Accounting Date and as at 31 December 1996 owned, leased, possessed a valid licence or otherwise had the legal right to use all machinery, equipment and other assets used by such Group Company in the conduct of its business at that time.


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6.    INSURANCE

6.1   INSURANCE OF ASSETS
      The Disclosure Letter sets out details of all current insurance policies which are maintained for the benefit of each Group Company (together the "POLICIES").

6.2   CLAIMS
      No claim is outstanding under any of the Policies and none of the Managers has received written notification or is otherwise aware of any matter which might give rise to a material claim under any of the Policies.

7.    REAL PROPERTY

7.1   PROPERTY COMPRISES ALL LAND
      The Property comprises all land and premises owned, occupied or used by, or in the possession of, each Group Company and no Group Company has the freehold title to any land or premises.

7.2 So far as the Managers are aware the content of the Certificates provided to the Buyer by the Seller's Solicitors are true and accurate.

7.3 No Group Company is a party to or is liable (including without limitation contingently) in respect of any lease, licence, guarantee or other covenant in respect of any property save in respect of the leases referred to in schedule 6.

8.    AGREEMENTS

8.1   VALIDITY OF AGREEMENTS

8.1.1 None of the Managers has any knowledge of the invalidity of, or a ground for termination, avoidance or repudiation of, a material legally binding agreement, arrangement or obligation to which a Group Company is a party. So far as the Managers are aware no party with whom a Group Company has entered into a material legally binding agreement, arrangement or obligation has given written notice of its intention to terminate, or has sought to repudiate or disclaim, such agreement, arrangement or obligation.

8.1.2 So far as the Managers are aware no party with whom a Group Company has entered into a material legally binding agreement or arrangement is in material breach of such agreement or arrangement.

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8.2   MATERIAL AGREEMENTS
      No Group Company is a party to:-

      (a) a material legally binding agreement, arrangement or obligation entered into other than in the usual course of its business;

      (b) a material legally binding agreement, arrangement or obligation entered into other than by way of a bargain at arm's length;

      (c) a material legally binding agreement or arrangement restricting a Group Company's freedom to operate the whole or part of its business or to use or exploit any of its assets in any jurisdiction as it decides;

      (d) a material legally binding agreement, arrangement or obligation by which a Group Company is a member of a joint venture, consortium, partnership or association (other than a bona fide trade association); or

      (e)        an agency or distributorship agreement.

9.    TERMS OF TRADE AND BUSINESS

9.1   SUPPLIERS AND CUSTOMERS
      During the year ending on the date of this Agreement no substantial customer or supplier of a Group Company has:

      (a) stopped, or so far as the Managers are aware indicated an intention to stop, trading with or supplying a Group Company;

      (b) reduced, or so far as the Managers are aware indicated an intention to reduce, substantially its trading with or supplies to a Group Company; or

      (c) changed, or so far as the Managers are aware indicated an intention to change, substantially the terms on which it is prepared to trade with or supply a Group Company (other than normal price and quota changes).

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9.2     COMPUTER RECORDS
        None of the records, systems, data or information of a Group Company is recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held or accessible by any means (including, without limitation, an electronic, mechanical or photographic process computerised or not) which are not under the exclusive ownership and control of the Group Company.

10.     EMPLOYEES

10.1    GENERAL

10.1.1 Copies of the contracts of engagement between each Group Company and the Managers are attached to the Disclosure Letter. No Group Company is a party to a consultancy contract.

        The Disclosure Letter contains copies of the standard terms and conditions and handbooks for employees employed after 1 April 1996 and so far as the Managers are aware contains copies of any material standard terms and conditions and handbooks relating to employees employed before that date.

10.1.2 There is no employment contract between a Group Company and any of its employees which cannot be terminated by three months' notice or less without giving rise to a claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal).

10.1.3 The Disclosure Letter contains details of the terms of the contract of employment of each of the Managers and those employees who received at the Last Accounting Date a basic salary in excess of the basic salary of any Manager working in the same country as that employee ("A KEY EMPLOYEE").

10.1.4 The basis of the remuneration payable to each Group Company's directors, other officers and employees is the same as that in force at the Last Accounting Date. No Group Company is obliged to increase the total annual remuneration payable to its directors, other officers and employees by more than 5 per cent. or to increase the rate of remuneration of a Manager or Key Employee.

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10.1.5   No Group Company owes an amount to a present or former director, other officer or employee of a Group Company (or his dependant) other than for accrued remuneration in respect of the current pay period or reimbursement of ordinary business expenses.

10.1.6 There is no agreement or arrangement between a Group Company and an employee or former employee with respect to his employment, his ceasing to be employed or his retirement which is not included in the written terms of his employment or previous employment. No Group Company has provided, or agreed to provide, a gratuitous payment or benefit to a director, officer or employee or to any of their dependants.

10.1.7 No Manager or Key Employee has given or received notice to terminate his employment.

10.1.8 So far as the Managers are aware, there are no enquiries or investigations existing, pending or threatened affecting the Company in relation to any directors, officers, or employees by the Equal Opportunities Commission, the Commission for Racial Equality or the Health and Safety Executive or any other bodies with similar functions or powers in relation to workers.

10.1.9 So far as the Managers are aware, there are no terms or conditions under which any director, officer or employee of the Company is employed, nor has anything occurred or not occurred prior to Completion that may give rise to any claim for sex discrimination, race discrimination, disability discrimination or equal pay either under domestic United Kingdom or European Law whether by such director, officer or employee of a prospective direction, office or employee or otherwise.

10.1.10 So far as the Managers are aware, there are no Managers or Key Employees who are on secondment, maternity leave or absent on grounds of disability or other leave of absence (other than normal holidays or absence of no more than one week due to illness).

10.1.11 So far as the Managers are aware no Manager or Key Employee has any claim or right of action against any Group Company including any claim:

         (a) in respect of any accident or injury which is not fully covered by insurance; or

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        (b)        for breach of any contract of services or for services; or

        (c) for loss of office or arising out of or connected with the termination of his office or employment.

        and so far as the Managers are aware no event or inaction has occurred which could or might give rise to any such claim.

10.2    COMPLIANCE WITH LAW

        So far as the Managers are aware each Group Company has complied with each obligation imposed on it by, and each order and award made under, statute, regulation, code of conduct and practice, collective agreement, custom and practice relevant to the relations between it and its employees or a trade union or the terms of employment of its employees.

10.3    TRADE UNIONS
        No Group Company has an agreement or arrangement with a trade union, works council, staff association or other body representing any of its employees.

10.4    INCENTIVE SCHEMES
        Details of any performance related scheme enjoyed by the Managers are included in the Disclosure Letter.

11.     LIABILITIES

11.1    INDEBTEDNESS
        Except as disclosed in the Accounts or in the Disclosure Letter, no Group Company nor any employee or representative acting on behalf of any Group Company has outstanding or has agreed to create any Indebtedness and following the payment in full of the Bank of Scotland plc and Barclays Bank plc there shall be no outstanding Indebtedness of the Company or its subsidiaries.

11.2    GUARANTEES AND INDEMNITIES

11.2.1 No Group Company is a party to or is liable (including, without limitation, contingently) under a guarantee, indemnity or other agreement to secure or incur a financial or other obligation with respect to another person's other than a Group Company's obligation.

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11.2.2  No part of the loan capital, borrowing or indebtedness in the nature of borrowing of a Group Company is dependent on the guarantee or indemnity of, or security provided by, another person other than a Group Company.

11.3    GRANTS

        No Group Company is liable to repay an investment or other grant or subsidy made to it by a body (including, without limitation, the Department of Trade and Industry or its predecessor). So far as the Managers are aware, no fact or circumstance (including, without limitation, the execution and performance of this Agreement) exists which might entitle a body to require repayment of, or refuse an application by any Group Company for, the whole or part of a grant or subsidy.

12.     PERMITS

12.1    COMPLIANCE WITH PERMITS
        So far as the Managers are aware no Group Company has received written notification that:-

12.1.1  it is in breach of any permits it requires to carry on its business;

12.1.2 that the grantor of any such permit intends to terminate, suspend or vary such permit.

13.     INSOLVENCY, WINDING UP ETC.

13.1    WINDING UP AND ADMINISTRATION

        No order has been made, petition presented or resolution passed for the winding up of a Group Company or for the appointment of a provisional liquidator to a Group Company or for an administration order in respect of a Group Company.

13.2    RECEIVERSHIP
        No receiver or receiver and manager has been appointed of the whole or part of a Group Company's business or assets.

13.3    VOLUNTARY ARRANGEMENTS

        No voluntary arrangement has been proposed under section 1 of the Insolvency Act 1986 in respect of a Group Company. No compromise or arrangement has been proposed, agreed to or sanctioned under section 425 of the Act in respect of a Group Company.

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13.4  INSOLVENCY
      No Group Company is insolvent or unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986.

14.   COMPETITION

14.1  UNDERTAKINGS AND ORDERS

      So far as the Managers are aware no Group Company has given an undertaking or written assurance (legally binding or not) to a governmental authority or an authority of the European Communities or European Economic Area (including, without limitation, any national competition authority and the Commission of the European Communities and the EFTA Surveillance Authority) under the Fair Trading Act 1973, Competition Act 1980, Restrictive Trade Practices Acts 1976 and 1977, Resale Prices Act 1976, Treaty of Rome, Agreement on the European Economic Area or other statute or legal instrument of the United Kingdom or other jurisdiction.

14.2  INVESTIGATIONS
      So far as the Managers are aware no Group Company has received a communication or request in writing for information relating to any aspect of a Group Company's business from or by the Director General of Fair Trading, Monopolies and Mergers Commission, Secretary of State for Trade and Industry, Commission of the European Communities, EFTA Surveillance Authority or a competition or governmental authority of another jurisdiction. No agreement, arrangement or conduct (by omission or otherwise) of a Group Company has been the subject of an investigation, report, order or regulation or decision by any of those persons or bodies.

14.3 No Group Company is or has been a party to or is or has been concerned in any agreement, arrangement or concerted practice in respect of which an application for negative clearance and/or an exemption has been made to the Commission of the European Communities or the EFTA Surveillance Authority.

14.4 No Group Company is in a dominant position in a market in the European Community or the European Economic Area, or a substantial part of a market in the European Community or European Economic Area, for the purposes of
      Article 86 of the Treaty of Rome and/or Article 54 of the Agreement on the European Economic Area.

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14.5  No Group Company has ever received, nor is expecting to receive, any aid
      (in whatever form) from a Member State of the European Communities or from State resources such as could be regarded as State aid for the purposes of Articles 92 to 94 of the Treaty of Rome.

15.   PENSIONS AND OTHER BENEFITS

15.1  PENSION ARRANGEMENTS
      Save as set out in the Disclosure Letter, there are no agreements in operation for the provision of, or payment of contribution towards, any pensions, allowances, lump sums or other like benefits on, or after, retirement or death or during periods of sickness or disablement for the benefit of any past or present officer, director or employee of a Group Company or his dependants, nor has any proposal been announced to establish any such agreement.

15.2 The Micromass Pension Scheme (the "Disclosed Scheme") is an exempt approved scheme and has been with effect from 14 June 1996 within the meaning of section 592(1) Taxes Act and the Managers know of no reason why such approval might be withdrawn or cease to apply. In addition to lump sum death in service benefits the Disclosed Scheme provides only money purchase benefits (as defined in section 181 of the Pension Schemes Act
      1993) and no promise or assurance (oral or written) has been given to any beneficiary that his or her benefits under that scheme (other than lump sum death in service benefits) will be calculated by reference to any person's remuneration or equate (approximately or exactly) to any particular amount. All death benefits payable under the Disclosed Scheme (other than a refund of members' contributions with interest where appropriate) are fully insured with an insurance company authorised to carry on long-term insurance business under the Insurance Companies Act 1982.

15.3  All contributions to the Disclosed Scheme have been duly made.

15.4 A contracting-out certificate under the Pension Scheme Act 1993 is in force covering the employments of all employees or officers of all participating companies who are members of the Disclosed Scheme and the Managers know of no circumstance which might cause such certificate to be withdrawn or cease to apply.

15.5 So far as the Managers are aware the Disclosed Scheme has at all times been administered in accordance with the provisions of its governing documentation and so far as the

        Managers are aware the Disclosed Scheme has been administered in accordance with and complies with all applicable legislation.

15.6 Other than routine claims for benefits the Managers are not aware that any material claim has been made or threatened in writing against the trustees or administrator of the Disclosed Scheme or any company participating therein or against any person whom an Group Company is or may be liable to indemnify or compensate in respect of any act event omission or other matter arising out to or in connection with the Disclosed Scheme and the Group Company is not aware of any circumstances which may give rise to any such claim.

16.     LITIGATION AND COMPLIANCE WITH LAW

16.1    LITIGATION

16.1.1 So far as the Managers are aware no Group Company and no person for whose acts or defaults any Group Company may be vicariously liable is involved, or has been involved, in a civil, criminal, arbitration, administrative or other proceeding in any jurisdiction. None of the Managers has received a written notification that any civil, criminal, arbitration, administrative or other proceeding in any jurisdiction is pending or threatened by or against a Group Company or a person for whose acts or defaults a Group Company may be vicariously liable.

16.1.2 So far as each Manager is aware, no fact or circumstance exists which might give rise to a civil, criminal, arbitration, administrative or other proceeding in any jurisdiction involving a Group Company or a person for whose acts or defaults a Group Company may be vicariously liable.

16.1.3 So far as each Manager is aware there is no outstanding judgment, order, decree, arbitral award or decision of a court, tribunal, arbitrator or governmental agency in any jurisdiction against a Group Company or a person for whose acts or defaults a Group Company may be vicariously liable.

16.2    INVESTIGATIONS
        So far as each Manager is aware no Group Company has received written notification that it is the subject of a governmental investigation or enquiry in any jurisdiction and so far as each Manager is aware no such investigations or enquiries are pending or threatened.

17.   CONSTITUTION, REGISTERS AND RETURNS

17.1  CONSTITUTION
      Each Group Company is operating and has always operated its business in all respects in accordance with its memorandum and articles of association at the relevant time.

17.2  REGISTERS ETC.

      Each register, minute book and other book which the Act requires each Group Company to keep has been properly kept and contains a true, complete and accurate record of the matters which it is required by the Act to record in all material respects. No notice has been received or allegation made that a register or book is incorrect or should be rectified nor, so far as each Manager is aware, is any such allegation threatened.

18.   TRANSACTIONS WITH CONNECTED PARTIES

18.1 Since 31 December 1996 no Manager (or any person connected with him) has been involved in any material business arrangement or relationship with any Group Company (other than the arrangements relating to the services of such Manager as officer, director or employee of a Group Company) and no such person owns any material property or right, tangible or intangible, which is used in the business of any Group Company.

19.   BROKERS' FEES

19.1 None of the Group Companies have or shall have any liability to any broker, finder, investment banker or other person in connection with the transactions contemplated by this Agreement based upon arrangements made by any Seller or any Group Company.

                                    PART II
                             ADDITIONAL WARRANTIES

1.    INTERPRETATION

1.1   In this schedule the following words have the following meanings:

      "ACTIVITIES" means any activity, operation or process carried out by the Group Companies at the Properties.

      "ENVIRONMENT" means any and all living organisms (including without limitation, man), ecosystems, property and the media of air, water and land.

      "ENVIRONMENTAL LAW" means international, EC or national laws, statutes (including Part IIA of the Environmental Protection Act 1990 which, notwithstanding any other provision in this Agreement, shall be deemed to be in force as at the date of this Agreement) subordinate legislation or common law, all orders, ordinance, decrees or regulatory codes of practice, circulars, guidance notes and equivalent controls concerning the protection of human health or which have as a purpose or effect the protection or prevention of harm to the Environment or health and safety.

      "HAZARDOUS SUBSTANCE" means any natural or artificial substance (whether solid, liquid, gas, noise, ion, vapours, electromagnetic or radiation, and whether alone or in combination with any other substance) which is capable of causing harm to or have a deleterious effect on the Environment.

1.2 All the statements in this Part II are deemed to be made only to the extent of the Managers knowledge as to facts or circumstances to which the statements relate.

2.    NO UNDISCLOSED LIABILITIES

      No Group Company has any actual or contingent liability which the Managers believe is likely to become a material liability except for (i) liabilities provided for in the Accounts, (ii) liabilities which have arisen since the Last Accounting Date in the ordinary course of business and (iii) liabilities disclosed on the schedules hereto or in the Disclosure Letter.

3.    ENVIRONMENTAL MATTERS

3.1 There has not been and there is not present on at or under the Properties and there is and has been no release, migration, leakage, spill, discharge, entry, deposit or emission onto or from the Properties of any Hazardous Substance such that there could be a breach of Environmental Law.

3.2 There has not been any disposal, storage, release, leakage, migration, spill, discharge, entry, deposit or emission of any Hazardous Substance into the Environment caused by the Activities such that there could be a breach of Environmental Law.

4.    TAXATION

4.1   RETURNS, DISPUTES, RECORDS AND CLAIMS

4.1.1 None of the Group Companies is under any liability to pay any penalty, interest, surcharge or fine in connection with any Tax.

4.1.2 Each of the Group Companies has properly deducted Tax at source and paid over such Tax in accordance with the system applicable in any relevant jurisdiction in respect of any income tax "pay as you earn" system, has duly paid and accounted for all National Insurance, Social Security or like contribution required by any relevant jurisdiction, has duly withheld and paid all Taxes required to be withheld and paid by it in connection with amounts paid or owing to any employer, independent contractor, creditor, stockholder or other third party, and has complied with all its reporting obligations in connection with the benefits provided for employees and directors in accordance with such system.

4.1.3 No Taxation Authority has operated or agreed in writing to operate any special arrangement (being an arrangement which is not based on relevant legislation, published practice or convention) in relation to the affairs of any of the Group Companies.

4.2   DISPOSAL OF ASSETS ETC.

4.2.1 Since the Accounts Date, none of the Group Companies has been involved in any transaction which has given or may give rise to a liability to Tax on any of the Group Companies (or would have given or might give rise to such a liability but for the availability of any relief, allowance, deduction or credit) other than Tax in respect of normal trading income or receipts of any of the Group Companies arising from transactions entered into in the ordinary course of business.

4.2.2 None of the Group Companies has been involved in a share for share exchange or any scheme of reconstruction or amalgamation.

4.3   STAMP DUTY AND DOCUMENTARY TAXES
      All documents in the enforcement of which any of the Group Companies is interested have been duly stamped and all such duty, interest and penalties have been duly paid.

4.4   VALUE ADDED TAX

4.4.1 Each of the Group Companies is registered for the purposes of the VAT legislation (or the equivalent tax legislation in each jurisdiction where it carries on business) ("VAT LEGISLATION") and has made, given, obtained and kept full, complete, correct and up-to-date records, invoices, and other documents appropriate or required for the purposes of the relevant VAT Legislation and, other than as disclosed is not in arrears with any payment returns due under the VAT Legislation and has not been required by the relevant authority in any applicable jurisdiction to give security under the VAT Legislation.

4.4.2 None of the Group Companies is a member of a group of companies for the purposes of any relevant VAT Legislation other than the group of companies of which the Company is the representative member.

4.4.3 None of the Group Companies has within the last 12 months been in default in respect of any accounting period for VAT so as to give rise to any liability for a surcharge for default under the relevant VAT Legislation.

4.4.4 None of the Group Companies is or has agreed to become an agent, manager or factor of or fiscal representative of or for any person other than one of the Group Companies not resident in its jurisdiction for the purposes of the relevant VAT Legislation and details of any such arrangement are disclosed in the Disclosure Letter.

4.5   CLEARANCES

      The Group Companies have not taken any action in respect of which any consent or clearance from any Taxation Authority was required save where such consent or clearance was validly obtained and where any conditions relating thereto were and will up to Completion, continue to be met and where nothing to be done pursuant to this Agreement will constitute a breach thereof.

4.6   CONSEQUENCES  OF ENTERING INTO THE AGREEMENT
      The Group Companies will not become liable to pay any Taxation or suffer an alteration in the manner in which they are assessed to Taxation, or lose any relief or allowances otherwise available to them, as a result of entering into this Agreement or of Completion.

4.7   TAX AVOIDANCE
      None of the Group Companies has entered into nor been a party to nor otherwise been involved in any scheme or arrangement designed wholly or mainly for the purpose of avoiding or deferring Taxation (which the Managers believe is likely to be challenged by the Inland Revenue or other equivalent taxation authority).

4.8   SECONDARY LIABILITY
      No transaction act omission or event has occurred (including without limitation the execution or implementation of this Agreement) in consequence of which any of the Group Companies is or may be held liable for any Taxation, or may otherwise be held liable for or to indemnify any person in respect of any Taxation which is primarily or directly chargeable against or attributable to any person other than any of the Group Companies. No transaction act omission or event has occurred which has resulted or could result in any charge lien security interest incumbrance or other third party right arising over any of the Group Companies' assets in respect of unpaid Tax.

4.9   RESIDENCE

4.9.1 Save as disclosed in the Disclosure Letter, each of the Group Companies is, and will at Completion, be resident for taxation purposes in the jurisdiction in which such company was incorporated and for the purposes of Schedule 7 Finance Act 1988 none of the Group Companies have ceased to reside in the United Kingdom for United Kingdom Taxation purposes pursuant to a Treasury consent other than a general consent.

4.9.2 None of the Group Companies carries on, and none of the Group Companies has carried on, any trading activities through a branch or agency or other permanent establishment, any other business in any jurisdiction other than that in which it was incorporated.

4.10  TRANSFER PRICING
      All transactions entered into by any of the Group Companies (or branch or permanent establishment of such person in another jurisdiction) with a person resident in another jurisdiction have been entered into on an arm's length basis and the consideration (if any) charged or received or paid by any of the Group Companies on all transactions entered into by it with a person resident in another jurisdiction has been equal to the consideration which might have been expected to be charged, received or paid (as appropriate) between independent persons dealing at arm's length.

4.11    DISTRIBUTIONS

4.11.1 The Company has not made in the last 6 years a distribution except for dividends shown in the Accounts.

4.11.2 The Company has not, in the previous 10 years, redeemed, repaid or purchased any of its own shares, or agreed to redeem its share capital or capitalised or agreed to capitalise in the form of redeemable shares or debentures any profits or reserves of any class or description.

                                  SCHEDULE  5
                     LIMITATIONS ON THE MANAGERS' LIABILITY

1. No Manager is liable in respect of a Relevant Claim unless the amount that would otherwise be recoverable from the Managers (disregarding this paragraph 1) in respect of that Relevant Claim exceeds (Pounds)150,000 in which case subject to their limitations in this schedule the Managers shall be liable for the whole amount.

2. No Manager is liable in respect of a Relevant Claim unless and until the amount that would otherwise be recoverable from the Managers (but for this paragraph 2) in respect of that Relevant Claim, when aggregated with any other amount or amounts recoverable in respect of other Relevant Claims (excluding any amounts in respect of a Relevant Claim for which the Managers have no liability because of paragraph 1), exceeds (Pounds)3,000,000 in which case subject to their limitations in this schedule the Managers shall be liable for the whole amount.

3. The aggregate total liability of each Manager in respect of all Relevant claims shall not exceed the amount set out against his name in schedule 1.

4. A Manager is not liable in respect of a Relevant Claim unless the Buyer has given the Managers' Representatives notice of the Relevant Claim (stating in reasonable detail the nature of the Relevant Claim and, if practicable, the amount claimed) within 18 months of Completion, save in respect of a Relevant Claim in respect of any Additional Warranty not being true and accurate where a Manager shall not be liable unless the Buyer commences proceedings in respect of such claim before Completion.

5. A Relevant Claim notified in accordance with paragraph 4 and not satisfied, settled or withdrawn is unenforceable against a Manager on the expiry of the period of nine months starting on the day of notification of the Relevant Claim, unless proceedings in respect of the Relevant Claim have been issued and served on the Manager in accordance with clause 15.

6.    A Manager is not liable in respect of a Relevant Claim:

      6.1 to the extent that the matter giving rise to the Relevant Claim would not have arisen but for:

            6.1.1 an event, act, transaction or omission after Completion at the request or direction of, or with the acquiescence or consent of a Buyer's Group Undertaking or a director, employee or agent of a Buyer's Group Undertaking;

            6.1.2 the passing of, or a change in, after the date of this
                  Agreement a law, rule, regulation, interpretation of the law or administrative practice of a government, governmental department, agency or regulatory body or an increase in the Tax rates or an imposition of Tax, in each case not actually or prospectively in force at the date of this Agreement;

      6.2 to the extent that the matter giving rise to the Relevant Claim arises wholly or partially from an event, act, transaction or omission on or before the date the Managers acquired the shares in the Company and none of Managers were aware of the matter giving rise to the Relevant Claim;

      6.3 to the extent that the amount of the Relevant Claim is an amount for which a Group Company has actually recovered an amount from, a person other than another Group Company, whether under a provision of applicable law, insurance policy or otherwise howsoever;

      6.4 if a Buyer's Group Undertaking fails to act in accordance with paragraph 9 in connection with the matter giving rise to the Relevant Claim, to the extent the Managers are actually prejudiced by such failure;

      6.5 to the extent that the matter giving rise to the Relevant Claim was taken into account in computing the amount of an allowance, provision or reserve in the Accounts.

7. The Buyer undertakes to take all such action as it reasonably could to enforce any right of recovery it has against or an indemnity from, a person other than another Group Company, whether under a provision of applicable law, insurance policy or otherwise.

8. The Buyer is not entitled to recover from any one Manager more than once in respect of any one matter giving rise to a Relevant Claim.

9.    If the Buyer becomes aware of a matter which might give rise to a Relevant
      Claim:

      9.1 the Buyer shall promptly give notice to the Managers' Representatives of the matter and shall consult with the Managers, Representatives with respect to the matter;

      9.2 the Buyer shall, and shall ensure that each Buyer's Group Undertaking will at the request of the Managers, provide to the Managers and their advisers reasonable access to premises and personnel and to relevant assets, documents and records within each Buyer's Group Undertaking's power or control (save for information created or arising after Completion which is the subject of legal professional privilege) for the sole purposes of investigating the matter and enabling the Managers to take the action referred to in paragraph 9.4.1;

      9.3 the Managers (at their cost) may upon request to the Buyer take copies of the documents or records, and photograph the premises or assets, referred to in paragraph 9.2;

      9.4 the Buyer shall and shall ensure that each Buyer's Group Undertaking will (at the cost of the Managers):

            9.4.1 at the request of the Managers, take any action and institute any proceedings, and give any information and assistance, as the Managers may reasonably request in order to:

                  (a) dispute, resist, appeal, compromise, defend, remedy or mitigate the matter; or

                  (b) enforce against a person (other than a Group Company) a Buyer's Group Undertaking's rights in relation to the matter; and

            9.4.2  in connection with proceedings related to the matter (other than against a Group Company) use advisers nominated by the Managers' Representatives and, if the Managers request, allow the Managers the exclusive conduct of the proceedings all at the cost of the Managers, and in each case on the basis that the Managers shall fully indemnify each Buyer's Group Undertaking for all reasonable costs incurred as a result of a request or nomination by the Managers;

      9.5 the Buyer shall not, and shall ensure that no Buyer's Group Undertaking will, admit liability in respect of, or compromise or settle, the matter without the prior written consent of the Managers' Representatives (not to be unreasonably withheld or delayed).

      9.6 the Managers agree not to use any information which they are given by a Group Company pursuant to paragraph 9.4.

10. For the purposes of this schedule 5 the Buyer shall be entitled to assume and the Managers confirm that the Managers' Representative shall have the necessary authority to act on behalf of all the Managers where this schedule 5 permits any action to be taken by the Managers'
      Representatives.

11. In assessing any damages or other amounts recoverable for a Relevant Claim there shall be taken into account any corresponding savings by, or net benefit to, a Buyer's Group Undertaking which it actually receives.

11.1 If the Managers pay to a Buyer's Group Undertaking an amount in respect of a Relevant Claim and a Buyer's Group Undertaking subsequently recovers from another person an amount which relates to the some loss or damage with respect to the Relevant Claim:

      11.1.1 if the amount paid by the Managers in respect of the Relevant Claim is more than the Sum Recovered, the Buyer shall immediately pay to the Managers the Sum Recovered by paying to each Manager a proportion of the Sum Recovered which bears the same proportion to the Sum Recovered as the amount paid by that

              Manager in respect of the Relevant Claim bears to the total amount paid by the Managers in respect of the Relevant Claim; and

      11.1.2 if the amount paid by the Managers in respect of the Relevant Claim is less than or equal to the Sum Recovered, the Buyer shall immediately pay to each Manager an amount equal to the amount paid by that Manager in respect of the Relevant Claim.

11.2 For the purposes of paragraph 11.1 "SUM RECOVERED" means an amount equal to the total of the amount recovered from the other person plus in the case of a repayment from the UK Inland Revenue any repayment supplement in respect of the amount recovered from the person under section 825 of the Taxes Act 1988 plus any interest in respect of the amount recovered from the person less all reasonable costs incurred by a Buyer's Group Undertaking in recovering the amount from the person and any tax liability.

12. Nothing in schedule 5 restricts or limits the general obligation of the Buyer's Group Undertaking at law to mitigate any loss or damage which it may incur in consequence of a matter giving rise to a Relevant Claim.

13. If at any time after the date of this Agreement a Manager wants to insure against liabilities in respect of Relevant Claims, the Buyer shall provide any information as a prospective insurer may reasonably require before effecting the insurance.

14. The Buyer shall, and shall ensure that each Group Company will, preserve all documents, records, correspondence, accounts and other information whatsoever relevant to a matter which may give rise to a Relevant Claim for the longer of the period of 18 months following Completion or the period in which a Relevant Claim remains outstanding.

15. Any payment made by a Manager in respect of a Relevant Claim shall be treated by that Manager and the Buyer as a reduction in the purchase price of the Shares to the extent of the payment.

16. The provisions of schedule 5 do not apply to a Relevant Claim if it is based on a fraudulent misrepresentation by a Manager.

                                   SCHEDULE 6

                                   LEASEHOLD

                                                                    CURRENT ANNUAL
                         DETAILS OF LEASE                           RENT AND RENT
DESCRIPTION             (DATE AND PARTIES)       DURATION           REVIEW DATE(S)             EXISTING USE         GROUP COMPANY
-----------------------------------------------------------------------------------------------------------------------------------


1. Land on South        Underlease dated     30 years from     (Pounds)200,000 pa Rent    light engineering       Micromass Limited
 West side of Floats    27/2/85 between      25                review dates: 25           offices, testing area
 Road,                  Nissan Leasing       March 1983        March 1993 and             and assembly floor,
 Wythenshawe,           Limited (1)                            every 5th year.            demonstration
 Manchester             VG Analytical                                                     laboratory
                        Limited (2)
                        VG Instruments
                        Group Limited (3)


                                                                    CURRENT ANNUAL
                         DETAILS OF LEASE                           RENT AND RENT
DESCRIPTION             (DATE AND PARTIES)       DURATION           REVIEW DATE(S)             EXISTING USE         GROUP COMPANY
-----------------------------------------------------------------------------------------------------------------------------------


 2.  Unit E,            Lease dated 8        35 years from     (Pounds)90,500 pa 24       light engineering,      Micromass Limited
 Broadheath             April 1976 between   24                June                       offices test and
 Industrial Estate      Tyne Tunnel          June 1974         1999 and every 5th         assembly floor
 (also known as 3       Trading Estate                         year                       areas,
 Tudor Road,            Limited (1) VG                                                    demonstration
 Hanover Business       Instrument Limited                                                laboratory
 Park) Altrincham,      (2)

 Cheshire



                                                                    CURRENT ANNUAL
                         DETAILS OF LEASE                           RENT AND RENT
DESCRIPTION             (DATE AND PARTIES)       DURATION           REVIEW DATE(S)             EXISTING USE         GROUP COMPANY
-----------------------------------------------------------------------------------------------------------------------------------


3. Micromass GmbH       Lease dated 1 May        3 years            DM 31050 per annum.         Offices             Micromass GmbH
AM Frauweld 8           1996 between                                Rent review date:
17.65510 Idstein        Micromass GmbH                              1 May 1998
                        and Heinz Naatz
                        18.Asternweg 5
124m/2/                 19.65527
                        Nledernhausen


                                                                    CURRENT ANNUAL
                         DETAILS OF LEASE                           RENT AND RENT
DESCRIPTION             (DATE AND PARTIES)       DURATION           REVIEW DATE(S)             EXISTING USE         GROUP COMPANY
-----------------------------------------------------------------------------------------------------------------------------------


4. Micromass France      Lease dated 1 May      3/6/9 year           FF69.250,00 per           Offices            Micromass France
SARL                     1996 between                                annum and rent                               SARL
16 rue des Brosses       Micromass France                            review date
69623 Villeurbanne       SARL and SCI                                annually or 1
Cedex                    Rue Monge                                   January
                         2 bis rue Monge
115m/2/                  69100 Villenrbanne
                         and
                         Jones Lang
                         Wootton
                         13 rue Tronchet
                         69006 Lyon

5. Micromas              Lease dated 1 May       3/6/9 year          FF30.000 per              Offices             Micromass France
France SARL              1996 between                                annum.  Rent                                  SARL
Immeuble Perinord        Centre d'Affaires                           review annually on
6 boulevard de la        Perinord and                                1 September
Liberation               Micromass France
93284 Saint Denis        SARL
Cedex


                                                                    CURRENT ANNUAL
                         DETAILS OF LEASE                           RENT AND RENT
DESCRIPTION             (DATE AND PARTIES)       DURATION           REVIEW DATE(S)             EXISTING USE         GROUP COMPANY
-----------------------------------------------------------------------------------------------------------------------------------


6.  Micromass AB        Lease dated 1 June       3 year          SKR 132.600,00                Offices              Micromass AB
Kemistvagen 17          1996 between                             reviewed annually
18379 Taby              Micromass AB and                         on 1 January
                        Besqab Aedificator
156m/2/                 AB

7.  Micromass           Lease dated 1 May        5 year          C$52,640                      Offices              Micromass
Canada Inc.             1996 between                             minimum over 5                                     Canada
Suite 605               Micromass Canada                         years plus                                         Inc.
1000 St John's          Inc. and Monet                           estimated share of
Road                    Development,                             costs of C$9.68
Pointe Claire           replaced by Alexis                       per sq. ft per year
Quebec, Canada          Wihom                                    for one year
                        Management Inc.                          (C$12,739).
1316 sq. ft.            agent for Reoco                          No rent review
                        Ltd.



                                                                    CURRENT ANNUAL
                         DETAILS OF LEASE                           RENT AND RENT
DESCRIPTION             (DATE AND PARTIES)       DURATION           REVIEW DATE(S)             EXISTING USE         GROUP COMPANY
-----------------------------------------------------------------------------------------------------------------------------------


8.  Micromass Inc.           Lease dated 1        5 year          $141,384 per               Offices, stores and    Micromass Inc.
100 Cummings                 September 1996                       annum plus                 demonstration
Center Suite 407N            between                              amortisation of            facilities
Beverly MA 01915             Micromass Inc.                       specialised
USA                          and Cummings                         improvements of
                             Properties                           $39,600 per
19671 sq. ft with            Management Inc.                      annum.
common area share
                                                                  1 January
                                                                  adjustments to base
                                                                  rent in line with
                                                                  Consumer Price
                                                                  Index using
                                                                  January 1996 as
                                                                  the base compared
                                                                  with November
                                                                  1997.  Over the
                                                                  first initial term of
                                                                  the lease increases
                                                                  not to exceed an
                                                                  average of 6%
                                                                  per calendar
                                                                  year


                                                                    CURRENT ANNUAL
                         DETAILS OF LEASE                           RENT AND RENT
DESCRIPTION             (DATE AND PARTIES)       DURATION           REVIEW DATE(S)             EXISTING USE         GROUP COMPANY
-----------------------------------------------------------------------------------------------------------------------------------


9.  Micromass            Lease dated 1 July        5 year        Hfl 130,000 per                 Offices           Micromass B.V.
B.V. Flevolaan 9         1997 between                            annum
1382 JX WEESP            Elges Properties                        Qtly     Hfl 32.500,00
                         B.V. and                                Advance
                         Micromass B.V.                          Service  Hfl  4.781,25
                                                                          -------------
                                                                          Hfl 37.281,25

515m/2/ office                                                   Rent review date
250m/2/ warehouse                                                1 July 1998



10.  Micromass B.V.      1 May 1996 and 1          3/6/9 year     39.881.000 BEF per               Offices         Micromass B.V.
Mechelsesteenweg 277     December 1996                            annum
1800 Vilvoorde           (additional room)
                         between N.V.
                         Bedrijvencentrum
                         Vivoorde and                             Rent reviewed
                         Micromass B.V.                           yearly
50m/2/


              SCHEDULE 7 REGISTERED INTELLECTUAL PROPERTY RIGHTS
                                    PART I

      [VG ORGANIC - ANALYTICAL] - SHORT PATENT LIST - CURRENT CASES ONLY


CASE DETAILS             APPLICATION DETAILS           PATENT DETAILS
----------------------------------------------------------------------

A83             MAGNETIC SECTOR MS
BE1             14/05/1986 EP86303668.7                BE0202118
DE1             14/05/1986 EP86303668.7                DEP3689319.6
FR1             14/05/1986 EP86303668.7                FR0202118
GB2             14/05/1986 EP86303668.7                GB0202118
IT1             14/05/1986 EP86303668.7                IT0202118
NL1             14/05/1986 EP86303668.7                NL0202118
US1             15/05/1986 US06/863356                 US4727249

A84             DOUBLE FOCUSSING MS
BE1             14/05/1986 EP86303667.9                BE0202117
DE1             14/05/1986 EP86303667.9                DEP3689273.4
FR1             14/05/1986 EP86303667.9                FR0202117
GB2             14/05/1986 EP86303667.9                GB0202117
IT1             14/05/1986 EP86303667.9                IT0202117
NL1             14/05/1986 EP86303667.9                NL0202117
CA1             15/05/1986 CA509239                    CA1256599
CN1             14/05/1986 CN86104194-5                CN4789
US1             13/05/1986 US06/862623                 US4723076

A85             FAB PROBE
DE1             08/11/1983 EP83306801.8                DEP3376286.4
GB2             08/11/1983 EP83306801.8                GB0109251
US1             09/11/1983 US06/550189                 US4562351

A104            THERMOSPRAY DISCHARGE MS
CA1             10/07/1987 CA541776                    CA 1269180
JP1             10/07/1987 JP62-173735
S1              10/07/1987 US07/072019                 US4794252


A131            MS USING POSITIVE & NEGATIVE IONS
DE1             04/03/1988 EP88301910.1                DEP3875257.3
FR1             04/03/1988 EP88301910.1                FR0281413
GB2             04/03/1988 EP88301910.1                GB0281413
IT2             04/03/1988 EP88301910.1                IT0281413
NL1             04/03/1988 EP88301910.1                NL0281413
CA1             03/03/1988 CA560384                    CA1269181
JP1             07/03/1988 JP63-053413                 JP1834659
US1             04/03/1988 US07/164258                 US4810882

A157            SUPERCRITICAL FLUID CHROMATOGRAPHY MS
DE1             08/07/1988 EP88306242.4                DEP3869680.0
FR1             08/07/1988 EP88306242.4                FR0298754
GB2             08/07/1988 EP88306242.4                GB0298754
EP1             04/03/1988 EP88301910.1
GB1             06/03/1987 GB8705289

US1             07/07/1988 US07/216092                 US4942296

A210            VARIABLE DISPERSION MS
DE1             01/06/1989 DEP3990613.2
GB2             01/06/1989 GB9024251.2                 GB2238425
JP1             01/06/1989 JP01-506166
US1             01/06/1989 US07/613583                 US5134287

A254            VARIABLE DISPERSION MS WITH MULTIELECTRODE ESA
CA1             01/06/1990 CA2056424
EP1             01/06/1990 EP90908599.5
JP1             01/06/1990 JP02-508033
US1             01/06/1990 US07/777355                 US5198666

A259            CHARGE TRANSDUCER
DE1             29/06/1990 EP90909477.3                DE69030381.5-08
FR1             29/06/1990 EP90909477.3                FR0479827
GB2             29/06/1990 EP90909477.3                GB0479827
CA1             29/06/1990 CA 2062946
JP1             29/06/1990 JP02-508961
US1             29/06/1990 US07/820862                 US5296816

A313            MULTI ESA AND MS
DE1             01/06/1990 EP90908598.7                DE69030085.9-08
FR1             01/06/1990 EP90908598.7                FR0474723
GB2             01/06/1990 EP90908598.7                GB0474723
CA1             01/06/1990 CA2055609
JP1             01/06/1990 JP02-508034
US1             01/06/1990 US07/777304                 US5194732

A372            MULTI ESA AND MS
CA1             28/05/1993 CA2097262
DE1             27/08/1993 DEP4317749.2
GB2             14/05/1993 GB9309996.8                 GB2267994 B
US1             28/05/1993 US08/068743                 US5347125

A655            MASS SPECTROMETER MAGNET  BYPASS
GB2             17/05/1996 GB9610342.9
US1             17/05/1996 US08/649795

        [VG ORGANIC - BIOTECH] - SHORT PATENT LIST - CURRENT CASES ONLY

CASE DETAILS        APPLICATION DETAILS      PATENT DETAILS
-----------------------------------------------------------

B94             THERMOSPRAY ION SOURCE
CA1             21/02/1985 CA474800          CA1222578
US1             22/02/1985 US06/704283       US4647772

B718            APCI/ELECTROSPRAY MS SOURCE
DE1             13/12/1996 DE19652021.5
GB1             14/12/1995 GB9525507.1
GB2             13/12/1996 GB9625995.7
JP1             16/12/1997 JP8-353211
US1             13/12/1997 US766299

        [VG ORGANIC - ISOTECH] - SHORT PATENT LIST - CURRENT CASES ONLY

CASE DETAILS    APPLICATION DETAILS                      PATENT DETAILS
------------------------------------------------------------------------

IST 86          MS COLD TRAP
DE1             30/11/1982 EP82306364.9                  DEP3269499.7
FR1             30/11/1982 EP82306364.9                  FR0083472
GB2             30/11/1982 EP82306364.9                  GB0083472
US1             30/11/1982 US06/445550                   US4495414

IST 90          MULTI-COLLECTOR MS
DE1             06/12/1982 EP82306491.0                  DEP3278486.4
FR1             06/12/1982 EP82306491.0                  FR0081371
GB2             06/12/1982 EP82306491.0                  GB0081371
JP1             07/12/1982 JP57-214560                   JP1250445
US1             06/12/1982 US06/447179                   US4524275

IST 159         ISOTOPE RATIO MS
DE1             02/09/1988 EP88308155.6                  DEP3876545.4
FR1             02/09/1988 EP88308155.6                  FR0306332
GB2             02/09/1988 EP88308155.6                  GB0306332
IT1             02/09/1988 EP88308155.6                  IT0306332
NL1             02/09/1988 EP88308155.6                  NL0306332
JP1             02/09/1988 JP63-220299
US1             31/08/1988 US07/238910                   US4916313

IST 218         GCIRMS
DE1             02/09/1988 EP88308156.4                  DEP3855341.4-08
FR1             02/09/1988 EP88308156.4                  FR0306333
GB2             02/09/1988 EP88308156.4                  GB306333
IT1             02/09/1988 EP88308156.4                  IT0306333
NL1             02/09/1988 EP88308156.4                  NL0306333
JP1             02/09/1988 JP63-220298
US1             31/08/1988 US07/238898                   US4866270

IST 251         ISOTOPE COMPOSITION ANALYZER
BE1             17/09/1990 EP90310123.6                  BE0419167
DE1             17/09/1990 EP90310123.6                  DE69016900.0
FR1             17/09/1990 EP90310123.6                  FRO419167
GB2             17/09/1990 EP90310123.6                  GB0419167
IT1             17/09/1990 EP90310123.6                  IT0419167
NL1             17/09/1990 EP90310123.6                  NL0419167
CA1             19/09/1990 CA2025729
JP1             20/09/1990 JP02-251683
US1             18/09/1990 US07/584179                   US5314827

IST 368         ADJUSTABLE SLIT MEANS FOR MS
DE1             10/09/1993 EP93307178.9
FR1             10/09/1993 EP93307178.9
GB2             10/09/1993 EP93307178.9
EP1             10/09/1993 EP93307178.9
US1             10/09/1993 US08/119985                   US5376787

IST 420         ISOTOPIC COMPOSITION ANALYZER
GB2             15/09/1995 GB9608267.2
JP1             15/05/1995 JP8-510014
US1             15/09/1995 US08/635938

CASE DETAILS    APPLICATION DETAILS                      PATENT DETAILS
------------------------------------------------------------------------

IST 425         DYNODE MULTI-DETECTOR
EP1             14/02/1994 EP94301048.8
US2             16/12/1994 US08/358231                   US5471059

IST 702         FARADAY DETECTOR WITH IMPROVED LIFETIME
CA1             06/09/1996 CA2184963
EP1             05/09/1996 EP96306426.6
GB1             07/09/1995 GB9518258.0
JP1             09/09/1996 JP08-260283
US1             06/09/1996 US709089

IST 785         PLASMA MASS SPECTROMETER
AU1             30/05/1997 AU23702/97
CA1             30/05/1997 CA
EP1             30/05/1997 EP97303703.9
GB1             10/06/1996 GB9612070.4
JP1             02/06/1997 JP
US1             30/05/1997 US

IST 792         VIAL CLOSURES AND METHOD
GB1             12/11/1996 GB9623544.5
             EP0161744 (App No EP8535301162.5) (Lapsed)

               MICROMASS - SHORT PATENT LIST - CURRENT CASES ONLY

CASE DETAILS          APPLICATION DETAILS                PATENT DETAILS
-------------------------------------------------------------------------------

MM 726          MAX ENT USED WITH IPCMS.                 (Assigned to Max Ent
GB1             05/01/1996 GB9600198.7                   Solutions Limited)
WO1             03/01/1997 WOGB97/00016
US1             US (Priority Details 9600198.7)          Under Examination
JP1             JP (Priority Details 9600198.7)          Application

MM 801          INCREASING DYNAMIC RANGE IN TOFMS
GB1             GB

MM 806          MALDITOF ION SOURCE
GB1             GB

MM 807          MULTI-WIRE GUIDANCE SYSTEM FOR TOF
                MASS SPECTROMETRY
GB1             GB

MM 808          METHOD OF TOF TANDEN MASS
                SPECTROMETRY
GB1             GB

MM 809          GAS INLET FOR GCIRMS
GB1             GB

MM 810          VIAL FILLER FOR CO2 EQUILIBRIATION WITH
                WATER (FOR IRMS)
GB1             GB

MM 811          IMPROVEMING RESOLUTION IN ICP MASS
                SPECTROMETERS
GB1             GB

MM 813          IMPROVEMENTS RELATING TO VOLATILE        (Assigned to Nottingham
                COMPOUND DETECTION                       University)
GB1             GB

MM 814          APPARATUS AND METHODS FOR THE            (Assigned to Nottingham
                ANALYSIS OF TRACE CONSTITUENTS IN GASES  University)
GB1             GB
CA1             CA
EP1             EP97305409.1
US1             US

        ELEMENTAL ANALYSIS - SHORT PATENT LIST - CURRENT CASES ONLY -
                             [PROPERTY OF THERMO]


CASE DETAILS    APPLICATION DETAILS               PATENT DETAILS
-------------------------------------------------------------------------------

EL 73           POLISHED SAMPLE CONA              (Licensed to MM [Abandoned])
DE1             30/01/1987 EP87300816.3           DEP3773003.7
FR1             30/01/1987 EP87300816.3           FR0231131
GB2             30/01/1987 EP87300816.3           GB0231131
JP1             30/01/1987 JP62-020358            JP1778906
US1             29/01/1987 US07/008468            US4760253

EL 102          GDMS COOLED CHAMBER
BE1             08/06/1987 EP87305041.3           BE0249424
CH1             08/06/1987 EP87305041.3           CH0249424
DE1             08/06/1987 EP87305041.3           DE3750524
FR1             08/06/1987 EP87305041.3           FR0249424
GB2             08/06/1987 EP87305041.3           GB0249424
IT1             08/06/1987 EP87305041.3           IT0249424
NL1             08/06/1987 EP87305041.3           NL0249424
CA1             11/06/1987 CA539388               CA1273716
EP1             08/06/1987 EP87305041.3           EP0249424
JP1             11/06/1987 JP62-146182            JP1788674
US1             08/06/1987 US07/059050            US4853539

EL 182          GDMS INSULATING SAMPLES/
                SACRIFICIAL ELECTRODE
GB2             23/02/1989 GB8904193.3            GB2216335
US1             23/02/1989 US07/314555            US4912324

EL 209          TAPERED MS SLITS
DE1             21/12/1990 DEP4041297.0
GB2             20/12/1990 GB9027600.7            GB2240215
US1             18/12/1990 US07/629248            US5091645

EL 221          HIGH RESOLUTION ICPMS             (Licenced to MM)
DE1             05/06/1989 DE89906407.5
EP1             05/06/1989 EP89906407.5
GB2             05/06/1989 GB89906407.5
IT1             05/06/1989 IT89906407.5
JP1             05/06/1989 JP01-506170
NL1             05/06/1989 NL89906407.5
US1             05/06/1989 US07/623401            US5068534
CA1             02/06/1989 CA601528               CA1312680

EL 229          REACTIVE GAS SAMPLE INTRODUCTION
                SYSTEM FOR ICP TORCH
DE1             07/09/1989 EP89116530             DE68922256
JP1             11/09/1989 JP01-235504
US1             09/09/1988 US07/242798            US4926021

EL 242          DUAL ANGLE SKIMMER ICPMS CONE
BE1             30/01/1990 EP90901866.5           BE0407539
CH1             30/01/1990 EP90901866.5           CH0407539
DE1             30/01/1990 EP90901866.5           DEP69000016.2
FR1             30/01/1990 EP90901866.5           FR0407539
GB2             30/01/1990 EP90901866.5           GB0407539

CASE DETAILS    APPLICATION DETAILS               PATENT DETAILS
-------------------------------------------------------------------------------

IT1             30/01/1990 EP90901866.5           IT0407539
NL1             30/01/1990 EP90901866.5           NL0407539
CA1             30/01/1990 CA2045484              CA2045484
JP1             30/01/1990 JP02-502188
KR1             30/01/1990 KR90-702124            KR82923
US1             30/01/1990 US07/543750            US5051584

EL 270          ICP GAS INTERFACE
DE1             02/01/1991 EP91400001             DE69105307
FR1             05/01/1990 FR9000065/90           FR2656926
JP1             28/12/1990 JP02-418559
US1             02/01/1992 US08/815516            US5229605

EL 278          ICPMS FARADAY DETECTOR            (Licensed to MM [Abandoned])
US1             17/07/1990 US07/852159            US5223711

EL 297          GMDS REMOVABLE SOURCE
DE1             10/01/1991 EP91300166.5           DE69113819.2-08
FR1             10/01/1991 EP91300166.5           FR0437358
GB2             10/01/1991 EP91300166.5           GB0437356
CA1             10/01/1991 CA2033963
JP1             10/01/1991 JP03-001578
US1             10/01/1991 US07/639802            US5184016

EL 307          MS WITH ESA ENERGY FILTER.  ESA   (Licensed to MM)
                OPERATES AT REDUCED KE COMPARED
                WITH MAGNET TO REDUCE ITS PHYSICAL SIZE
DE1             10/12/1991 EP91311454.2
FR1             10/12/1991 EP91311454.2
GB2             10/12/1991 EP91311454.2
US1             09/12/1991 US07/804361            US5166518

EL 326          ISOTOPIC RATIO ICPMSH. HAS EXTRA  (Licensed to MM)
                PUMPING STAGE TO ENSURE GOOD
                PERFORMANCE OF MASS ANALYSER
DE1             11/03/1992 EP92906368.3           DE69207388.4-08
CA1             11/03/1992 CA2101330
FR1             11/03/1992 FR92906368.3           FR0575409
GB2             11/03/1992 GB92906368.3           GB0575409
JP1             11/03/1992 JP04-505589
US1             11/03/1992 US0B/090205            US5352893

EL 412          BARANNE OPTICAL SYSTEM
DE1             12/06/1990 EP90306390.7           DE69021786.2-08
FR1             12/06/1990 EP90306390.7           FR0403228
GB2             12/06/1990 EP90306390.7           GB0403228
JP1             15/06/1990 JP02-155551
US1             14/06/1990 US07/538118            US5285255

EL 413          ICPMS WITH ENERGY FILTER          (Licensed to MM [Abandoned])
CA1             15/09/1993 CA2143669
EP1             15/09/1993 EP93920946.6

CASE DETAILS    APPLICATION DETAILS               PATENT DETAILS
-------------------------------------------------------------------------------

GB2             15/09/1993 GB9504236.2            GB2285170
JP1             15/09/1993 JP06-507917
US1             15/09/1993 US08/403842

EL 415          ICP RF GENERATOR
CA1             15/04/1993 CA2094116
EP1             02/04/1993 EP93302628.8
US1             19/04/1993 US08/049149            US5383019

EL 428          MISTRAL                           (Licensed to MM [Abandoned])
CH1             07/08/1991 EP91914547.4
DE1             07/08/1991 EP91914547.4
FR1             07/08/1991 EP91914547.4
AU1             07/08/1991 AU83252/91             AU646072
EP1             07/08/1991 EP91914547.4
GB3             07/08/1991 GB9302664.9            GB2263238
JP1             07/08/1991 JP03-513954
US1             07/08/1991 US07/969228            US5369035

EL 429          MISTRAL (SECOND PATENT)           (Licensed to MM [Abandoned])
EP1             19/02/1993 EP93905464.9
US1             19/02/1993 US08/290822

EL 562          HIGH PRESSURE SKIMMING
CA1             31/08/1995  CA2157343
EP1             30/08/1995  EP95306028.2
JP1             04/09/1995  JP7-251993
US1             01/09/1995  US08/522597

EL 736          PROTECTION CIRCUIT FOR ELECTRON
                MULTIPLIER DETECTOR
GB1             05/03/1996 GB9604655.2

                                  TRADE MARKS

CO     CASE     MARK      TERRITORY  APPLICATION   NUMBER   STATUS

A        38  MASSMAX      DE                        992495  GRA

A        38  MASSMAX      GB             1053435   1053435  GRA

A        39  INTERSCAN    GB             1038137  B1038137  LAP

A       108  PLASMASPRAY  CA              577522    365377  GRA

A       108  PLASMASPRAY  DE         V20030/9WZ    1114020  LAP

A       108  PLASMASPRAY  FR              819024   1374990  LAP

A       108  PLASMASPRAY  GB             1280221  B1280221  GRA

A       108  PLASMASPRAY  US              634413   1566787  GRA

IST     323  OPTIMA       GB             1444662  B1444662  GRA

                                    PART II

1. Licences from Thermo re patents relating to PT2.

2. Licence from MaxEnt for electrospray spectra deconvolution software (Case No A354).

3. Exclusive Licence from Nottingham University re Aroma Release patents (MM790, patents MM813 and 814).

4. Non-exclusive licence from Analytica of Branford re multi-charged on patent (Case B333, final details subject to negotiation).

5. Exclusive licence from MaxEnt re patent for use at MaxEnt software for isotopic pattern recognition (Case MM 726).

6. Non-exclusive licence from Battelle re CZE patents (Case A341).

7. Licence from NIST re mass spectrometric database software (Case MM829).

8. Licence from Audi AG re use of "Quattro" TM in Germany (Case B252).

EXECUTED by the parties:

Signed by Robert Williams        by his attorney N. Lynaugh
                                -------------------------------


Signed by Robert Williams        by his attorney N. Lynaugh
and Valerie Warren              -------------------------------


Signed by Norman Lynaugh         /s/ N. Lynaugh
                                -------------------------------

Signed by John Race              by his attorney N. Lynaugh
                                -------------------------------

Signed by Tony Hickson           by his attorney N. Lynaugh
                                -------------------------------

Signed by Bob Bateman            by his attorney N. Lynaugh
                                -------------------------------

Signed by John Dunstan           by his attorney N. Lynaugh
                                -------------------------------

Signed by John Bill              by his attorney N. Lynaugh
                                -------------------------------

Signed by Brian Green            by his attorney N. Lynaugh
                                -------------------------------

Signed by Paul Robinson          by his attorney N. Lynaugh
                                -------------------------------

Signed by Tim Riley              by his attorney N. Lynaugh
                                -------------------------------

Signed by Gerard Van Der Laan    by his attorney N. Lynaugh
                                -------------------------------

Signed by Peter Bott             by his attorney N. Lynaugh
                                -------------------------------

Signed by Chris Porter           by his attorney N. Lynaugh
                                -------------------------------

Signed by Mark Wright            by his attorney N. Lynaugh
                                -------------------------------

Signed by Tim Davis              by his attorney N. Lynaugh
                                -------------------------------

Signed by Philip Tatterton       by his attorney N. Lynaugh
                                -------------------------------

Signed by Charles Smith          by his attorney N. Lynaugh
                                -------------------------------

Signed by Malcolm Owens          by his attorney N. Lynaugh
                                -------------------------------

Signed by Philip McCurry         by his attorney N. Lynaugh
                                -------------------------------

Signed by Stuart Jarvis          by his attorney N. Lynaugh
                                -------------------------------

Signed by Jeremy Batt            by his attorney N. Lynaugh
                                -------------------------------

Signed by Torlief Lavold         by his attorney N. Lynaugh
                                -------------------------------

Signed by Stafan Krolik          by his attorney N. Lynaugh
                                -------------------------------

Signed by Patrick Turner         by his attorney N. Lynaugh
                                -------------------------------

Signed by Micromass Employee    /s/ N. Lynaugh
Share Scheme Limited            -------------------------------

                                            AGREEMENT FOR THE SALE AND PURCHASE
                                            OF MICROMASS LIMITED



                                                /s/ Peter L. Everson
Signed by [Peter L. Everson]                    --------------------
Director of Schroder Venture Managers
Ltd. in its capacity as attorney-in-
fact of
CODAN TRUST COMPANY LIMITED
as trustee of Schroder Ventures
International Life Sciences Fund Trust
in the presence of:

Name of Witness:        John W. Evans
                        -------------------------
Signature of Witness:   /s/ John W. Evans
                        -------------------------
Address of Witness:     22 Church Street

                        Hamilton Bermuda



Occupation of Witness:  Company Secretary




                                                /s/ Peter L. Everson
Signed by [Peter L. Everson]                    --------------------
for and on behalf of                                 Director
Schroder Venture Managers Limited
as Investment Manager of
The Schroder Ventures International Life
Sciences Fund Co-Investment Scheme
in the presence of:

Name of Witness:        John W. Evans
                        -------------------------
Signature of Witness:   /s/ John W. Evans
                        -------------------------
Address of Witness:     22 Church Street

                        Hamilton Bermuda



Occupation of Witness:  Company Secretary

                                            AGREEMENT FOR THE SALE AND PURCHASE
                                            OF MICROMASS LIMITED


                                                /s/ Peter L. Everson
Signed by [Peter L. Everson]                    ---------------------
for and on behalf of SCHRODER VENTURE           Director & Vice President
MANAGERS INC
as General Partner of Schroder Venture
International Life Sciences Fund LP1
in the presence of:

Name of Witness:       John W. Evans
                       -----------------
Signature of Witness:  /s/ John W. Evans
                       -----------------
Address of Witness:    22 Church Street
                       Hamilton HM11
                       Bermuda



Occupation of Witness:  Company Secretary

                                                /s/ Peter L. Everson
Signed by [Peter L. Everson]                    --------------------
for and on behalf of SCHRODER VENTURE           Director & Vice President
MANAGERS INC
as General Partner of Schroder Ventures
International Life Sciences Fund LP2
in the presence of:

Name of Witness:       John W. Evans
                       -----------------
Signature of Witness:  /s/ John W. Evans
                       -----------------
Address of Witness:    22 Church Street
                       Hamilton HM11
                       Bermuda


Occupation of Witness:  Company Secretary

                                                /s/ C. Rich
Signed by SUK VFIV                              ----------------
NOMINEES LIMITED (A) as a nominee               Director
for Barings (Guernsey) Limited as (1) Trustee
of the Schroder UK Buy-Out Fund III Trust
and (2) Custodian of Schroder UK Venture
Fund IV LP1 and Schroders UK Venture IV LP2 and
(B) as nominee for Schroders Venture Managers
(Guernsey) Limited as manager of the Schroder
UK Venture Fund IV Co-Investment Scheme in the
presence of:

Name of Witness:        C. Rich
                        ------------------
Signature of Witness:   /s/ C. Rich
                        ------------------
Address of Witness:     Arnold House
                        St. Peter Port
                        Guernsey


Occupation of Witness:  Company Secretary


Signed by WATERS
CORPORATION

By:             ________________________________________________

Title:          ________________________________________________

At:             ________________________________________________

                ________________________________________________

                ________________________________________________

Signed by WATERS
TECHNOLOGIES
CORPORATION

By:             ________________________________________________

Title:          ________________________________________________

At:             ________________________________________________

                ________________________________________________

                ________________________________________________

Signed by SUK VF IV
NOMINEES LIMITED (A) as a nominee
for Barings (Guernsey) Limited as (1) Trustee of the Schroder UK Venture Fund IV Trust and
(2) Custodian of Schroder UK Venture
Fund IV LP1 and Schroders UK Venture IV LP2 and
(B) as nominee for Schroder Venture Managers
(Guernsey) Limited as manager of the Schroder
UK Venture Fund IV Co-Investment Scheme in the presence of:

Name of Witness:  ________________________________________________

Signature of Witness:  ___________________________________________

Address of Witness:  _____________________________________________

                __________________________________________________

                __________________________________________________

Occupation of Witness:  __________________________________________



Signed by WATERS
CORPORATION

By:             /s/ Philip S. Taymor
                ------------------------------

Title:          Chief Financial Officer
                ________________________________________________

At:             ________________________________________________

                ________________________________________________

                ________________________________________________

Signed by WATERS
TECHNOLOGIES
CORPORATION

By:             /s/ Philip S. Taymor
                ------------------------------

Title:          Chief Financial Officer
                ________________________________________________

At:             ________________________________________________

                ________________________________________________

                ________________________________________________